M.R.H., L.P.

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP


Dated as of January 1, 1997




M.R.H., L.P.

TABLE OF CONTENTS


         Page

Preliminary Statement.......................................... 1

ARTICLE I --  Defined Terms...................................  1

ARTICLE II -- Name and Business...............................  15

    2.1  --   Name; Continuation..............................  15
    2.2  --   Office and Resident Agent.......................  15
    2.3  --   Purpose.........................................  16
    2.4  --   Term and Dissolution............................  16

ARTICLE III --     Mortgage, Refinancing and Disposition of
Property................................... 17

ARTICLE IV --      Partners; Capital...............................  17

    4.1  --   Capital and Capital Accounts....................  17
    4.2  --   General Partners................................  18
    4.3  --   Investment Limited Partner, Missouri Limited Partner,
               Special Limited Partner and Original Limited
Partner..........  18
    4.4  --   Liability of the Limited Partners...............  19
    4.5  --   Special Rights of the Special Limited
                Partner and the Investment Limited Partner....  19
    4.6  --   Meetings........................................  21

ARTICLE V --  Capital Contributions of the Special Limited Partner, the
Missouri
                Limited Partner and the Investment Limited
Partner................ 21

    5.1  --   Payments........................................  21
    5.2  --   Return of Capital Contributions.................  27

ARTICLE VI --      Rights, Powers and Duties of General
Partners......................................   30

    6.1  --   Authorized Acts.................................  30
    6.2  --   Restrictions on Authority.......................  30
    6.3  --   Personal Services...............................  32
    6.4  --   Business Management and Control; Tax Matters
Partner........................   32
    6.5  --   Duties and Obligations..........................  33
    6.6  --   Representations and Warranties..................  35



         Page

    6.7 --    Liability on the Mortgages............. 39
    6.8 --    Indemnification of the General
Partners......................................   39
    6.9 --    Indemnification of the Partnership and the Limited
Partners..................   40
    6.10 --   Operating Deficits..............................  41
    6.11 --   Obligation to Complete the Construction of the Apartment
Complex...    .42
    6.12 --   Certain Payments to the General Partners and
Others........................... 43
    6.13 --   Delegation of General Partner
Authority.....................................   44

ARTICLE VII -- Withdrawal of a General Partner; New General
Partners........................  45
    7.1 --    Withdrawal......................................  45
    7.2 --    Obligation to Continue..........................  45
    7.3 --    Withdrawal of All General Partners..............  45
    7.4 --    Interest of General Partner After Permitted
Withdrawal.........................    46

ARTICLE VIII-- Transferability of Limited Partner
Interests.....................................   46

    8.1 --    Assignments.....................................  46
    8.2 --    Substituted Limited Partner.....................  47
    8.3 --    Restrictions....................................  47

ARTICLE IX --      Borrowings.....................................   48

ARTICLE X --  Profits, Losses, Tax Credits, Distributions
                and Capital Accounts..........................  48

    10.1 --   Profits, Losses and Tax Credits.................  48
    10.2 --   Cash Distributions Prior to Dissolution.........  50
    10.3 --   Distributions Upon Dissolution..................  52
    10.4 --   Special Provisions..............................  52
    10.5 --   Authority of the General Partners to Vary Allocations
                to Preserve and Protect the Partners' Intent..  55


         Page

ARTICLE XI -- Management Agent................................  56

ARTICLE XII-- Books and Records, Accounting, Tax Elections,
Etc................................    58

    12.1 --   Books and Records...............................  58
    12.2 --   Bank Accounts...................................  58
    12.3 --   Accountants and Auditors........................  58
    12.4 --   Cost Recovery and Elections.....................  59
    12.5 --   Special Basis Adjustments.......................  59
    12.6 --   Fiscal Year.....................................  60
    12.7 --   Information to Partners.........................  60
    12.8 --   Expenses of the Partnership.....................  63

ARTICLE XIII- General Provisions..............................  64

    13.1 --   Restrictions by Reason of Section 708 of the
Code...................................     64
    13.2 --   Amendments to Certificate.......................  64
    13.3 --   Notices.........................................  65
    13.4 --   Word Meanings...................................  65
    13.5 --   Binding Effect..................................  65
    13.6 --   Applicable Law..................................  65
    13.7 --   Counterparts....................................  65
    13.8 --   Financing Regulations...........................  65
    13.9 --   Separability of Provisions......................  66
    13.10 --  Paragraph Titles................................  66
    13.11 --  Amendment Procedure.............................  66
    13.12 --  Time of Admission...............................  67


Schedule A..................................................... 73
Exhibit A...................................................... 74



M.R.H., L.P.

AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP

Preliminary Statement


    M.R.H., L.P. (the "Partnership") was formed as a Missouri limited partnership pursuant to a Certificate of Limited Partnership of the Partnership (the "Original Certificate") which was filed with the Office of the Secretary of State of Missouri (the "Filing Office") on January 29, 1996, and an Agreement of the Partnership dated May 29, 1996 (the "Original Agreement") by and between Mary Ryder Home, a Missouri not for profit corporation, as general partner and Timothy J. Butler as the initial limited partner (the "Original Limited Partner"). Certain capitalized terms used herein shall have the respective meanings specified in Article I.

    In consideration of mutual agreements set forth herein, it is agreed and certified, and the Original Agreement is hereby amended and restated in its entirety, as follows:


ARTICLE I

Defined Terms

    The defined terms used in this Agreement shall have the meanings specified below:

    Accountants means Boyd, Franz & Stephans LLP of St. Louis, Missouri or such other firm of independent certified public accountants as may be engaged by the General Partners with the consent of Boston Capital, which consent shall not be unreasonably withheld, conditioned or delayed, to prepare the Partnership income tax returns.

    Actual Federal Credit means, with respect to a particular year, the total amount of Tax Credit properly allocable by the Partnership to the Investment Limited Partner for such year. The Actual Federal Credit shall be retroactively revised if the amount of Tax Credit properly allocable to the Investment Limited Partner is revised after audit or recapture.

    Actual Missouri Credit means, with respect to a particular year, the total amount of Missouri Low-Income Housing Tax Credit properly allocable by the Partnership to the Missouri Limited Partner for such year. The Actual Missouri Credit shall be retroactively revised if the amount of the Missouri Low-Income Housing Tax Credit properly allocable to the Missouri Limited Partner is revised after audit or recapture.

    Additional Limited Partner means any holder of an Interest designated as an Additional Limited Partner pursuant to Section 4.5(b) or Section 7.4.

    Admission Date means the first date on which all parties hereto shall have executed this Agreement, or, if, pursuant to the Uniform Act, the Investment Limited Partner shall not be deemed admitted to the Partnership on such date, then the next date thereafter on which the Investment Limited Partner shall be deemed to be admitted to the Partnership under the Uniform Act.

    Affiliate means (A) as to the Investment Limited Partner, the Investment General Partner or Boston Capital, (i) such Person; (ii) each member of the Immediate Family of such Person; (iii) each legal representative, successor or assignee of any Person referred to in the preceding clauses (i) or (ii);
(iv) each trustee of a trust for the benefit of any Person referred to in the preceding clauses (i) or (ii); or (v) any other Person (a) who directly or indirectly controls, is controlled by, or is under common control with such Person, (b) who is an officer of, director of, partner in or trustee of, or serves in a similar capacity with respect to, such Person or of which such Person is an officer, director, partner or trustee, or with respect to which such Person serves in a similar capacity, (c) who, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of such Person or of which such Person is directly or indirectly the owner of 10% or more of any class of equity securities, (d) who is an officer, director, general partner, trustee or holder of 10% or more of the voting securities or beneficial interests of any Person referred to in the foregoing clauses
(v)(a), (v)(b) or (v)(c) or (e) who, whatever his title, performs functions for such Person or any Affiliate of such Person similar to a Chairman or member of the Board of Directors, or executive officer such as the President, Executive Vice President or Senior Vice President, Corporate Secretary, or Treasurer, or any Person holding a 5% or more equity interest in such Person, or any Person having the power to direct or cause the direction of such Person, whether through the ownership of voting securities, by contract or otherwise; and (B) as to any other named Person or Persons (i) such Person;
(ii) each member of the Immediate Family of such Person; (iii) each legal representative, successor or assignee of any Person referred to in the preceding clauses (i) or (ii); (iv) each trustee of a trust for the benefit of any Person referred to in the preceding clauses (i) or (ii); or (v) any other Person (a) who directly or indirectly controls, is controlled by, or is under common control with such Person, (b) who owns or controls 10% or more of the outstanding voting securities of such Person, (c) of which 10% or more of the outstanding voting securities is owned by such Person or any of the Persons referred to in the foregoing clauses (i) through (iii), (d) who is an officer, director, partner or trustee of such Person, or (e) for which such Person acts in the capacity of officer, director, partner or trustee. An Affiliate of the Investment Limited Partner or of the Investment General Partner does not include a Person who is a partner in a partnership or joint venture with the Investment Limited Partner or any other Affiliate of the Investment Limited Partner if such Person is not otherwise an Affiliate of the Investment Limited Partner or the Investment General Partner. For purposes of this definition, the term Affiliate shall not be deemed to include any law firm (or member or associate thereof) providing legal services to the Investment Limited Partner, the Investment General Partner or any Affiliate of either of them.

    Agency means, as applicable, MHDC, the City of St. Louis, Missouri, the Missouri Department of Social Services, and/or any other governmental agency having jurisdiction over the particular matter to which reference is being made.

    Aggregate Cost means the sum of (i) the total Capital Contribution made by the Investment Limited Partner hereunder plus (ii) the proportionate amount of the mortgage loans on, and other debts related to, the Apartment Complex, which proportionate amount is equal to the Investment Limited Partner's initial pro rata interest in the profits, losses, and tax credits of the Partnership. The amount of the Aggregate Cost determined upon payment of the Capital Contribution of the Investment Limited Partner hereunder shall not thereafter be reduced.

    Agreement means this Amended and Restated Agreement of Limited Partnership, including Schedule A, as amended from time to time.

    Annual Partnership Management Fee means the fee payable to the General Partners pursuant to the provisions of Section 6.12(c).

    Apartment Complex means the real property located in the City of St. Louis, Missouri which is licensed under the laws of the State as a Residential Care Facility II, as more fully described in the Mortgages and Exhibit A hereto, together with (i) all buildings and other improvements constructed or to be constructed thereon and (ii) all furnishings, equipment and personal property covered by any of the Mortgages.

    Applicable Federal Rate means the "applicable federal rate" as defined in Section 1274(d) of the Code.

    Applicable Percentage has the meaning given to it in Section 42(b) of the Code.

    Asset Management Fee means the fee payable to BCAMLP or an Affiliate thereof pursuant to Section 6.12(b).

    Auditors means Boyd, Franz & Stephans LLP of St. Louis, Missouri, or such other firm of independent certified public accountants as may be engaged by the General Partners with the consent of Boston Capital, which consent shall not be unreasonably withheld, conditioned or delayed, for the purposes of auditing the books and records of the Partnership and certifying financial reports of the Partnership.

    BCAMLP means Boston Capital Asset Management Limited Partnership, a Massachusetts limited partnership, and its successors and assigns.

    Boston Capital means Boston Capital Partners, Inc., a Massachusetts corporation, and its successors and assigns.

    BSI Contract means the contract for site development dated October 6, 1993 entered into by and between BSI Constructors, Inc. and the General Partner.

    Capital Account shall have the meaning set forth in Section 4.1(b).

    Capital Contribution means, with respect to each Partner, the total value of cash or property contributed and agreed to be contributed to the Partnership by each Partner, as shown in Schedule A. Any reference in this Agreement to the Capital Contribution of a then Partner shall include a Capital Contribution previously made by any prior Partner for the Interest of such then Partner.

    Capital Transaction means any transaction the proceeds of which are not includable in determining Cash Flow, including, without limitation, the sale or other disposition of all or substantially all of the assets of the Partnership, but excluding the payment of Capital Contributions.

    Cash Flow means the profits or losses of the Partnership from and after the Commencement Date subject to any applicable Lender requirements and to the following adjustments:

    (a) Cost recovery deductions of buildings, improvements and personal property and amortization of any financing fees shall not be deducted;

    (b)  Mortgage amortization shall be deducted;

    (c) Mortgage interest which is included in determining profits and losses but which is not currently payable in cash shall be deducted when actually paid;

    (d)  Payments to reserves under Section 6.5(e) shall be deducted;

    (e) Any amounts paid for capital expenditures shall be deducted, unless paid from any replacement reserve or funded through insurance;

    (f) The proceeds of any Mortgage refinancing, any sale, exchange, eminent domain taking, damage or destruction (whether insured or uninsured), or other disposition, of all or any part of the Apartment Complex (other than the proceeds of any business or rental interruption insurance) shall not be included;

    (g)  Any rent or subsidy payments shall be included;

    (h) The fees set forth in Sections 6.12, any interest on the Construction and Development Fee, and any fee payable in connection with any transaction referred to in clause (f) above shall not be deducted; and

    (i) Prior to Permanent Mortgage Commencement, an amount equal to the amount, if any, of net rental income applied to complete the construction and rehabilitation of the Apartment Complex pursuant to Section 6.11 shall be deducted.

    CDBG Program means the Community Development Block Grant Program.

    Certificate means the Original Certificate as it may be amended from time to time (including any amendment thereto effected in conjunction with this Agreement).

    Class Contribution means the aggregate Capital Contributions of all members of a particular class of Partners (i.e., the General Partners, the Investment Limited Partner, the Missouri Limited Partner, the Special Limited Partner or any Additional Limited Partner).

    Code means the Internal Revenue Code of 1986, as amended from time to time, and the regulations (permanent and temporary) issued thereunder. References herein to any Code section shall include any successor provisions.

    Commencement Date means the first day of the month in which the Admission Date occurs.

    Competitive Real Estate Commission means that real estate or brokerage commission paid for the purchase or sale of the Apartment Complex or other Partnership property which is reasonable, customary and competitive in light of the size, type and location of the Apartment Complex or other property.

    Completion Date means the date upon which the Apartment Complex has been completed as evidenced by the issuance by the inspecting architect and by each governmental agency having jurisdiction of certificates of substantial completion or occupancy (or local equivalents) with respect to all 48 apartment units in the Apartment Complex.

    Compliance Period means with respect to each building in the Apartment Complex, the period of fifteen (15) taxable years beginning with the first taxable year of the Credit Period, as more particularly defined in Section 42(i) of the Code.

    Consent of the Investment Limited Partner means the prior written consent or approval of the Investment Limited Partner.

    Construction and Development Fee means the fee described in
Section 6.12(a).

    Construction Contract means the Construction Contract dated as of October 17, 1995 (as amended by twelve (12) change orders thereto) by and between the General Partner and the Contractor relating to the construction of the Apartment Complex for a total contract sum of $1,896,564.

    Construction Lender means The Boatmen's National Bank of St. Louis in its capacity as the holder of the Construction Mortgage, or its successors or assigns in such capacity.

    Construction Mortgage means the financing for the construction of the Apartment Complex in the principal amount of up to $1,850,000 provided by the Construction Lender.

    Construction Mortgage Closing means the first date upon which the Construction Mortgage shall have closed and the initial draw thereunder shall have been disbursed.

    Contract For Dining Services means the contract which governs the optional central meal and dining service program available for tenants of the Apartment Complex.

    Contract For Personal Services means the contract which governs the optional personal services program available for tenants of the Apartment Complex.

    Contractor means Paric Corporation, a Missouri corporation, of St. Louis, Missouri, in its capacity as the contractor for the Apartment Complex pursuant to the Construction Contract.

    Contractor's Release Date shall mean the date upon which the Limited Partners receive from the Contractor a letter satisfactory to the Limited Partners stating (i) that the Partnership is not in default under the Construction Contract, (ii) that the Contractor has completed all work under the Construction Contract, and (iii) either (a) that the Contractor has been paid in full for all work in connection with the Apartment Complex or (b) that funds have been escrowed in order to pay all unpaid amounts owed for work in connection with the Apartment Complex.

    Controlling Person has the meaning given to it in the context of Section 15 of the Securities Act of 1933, as amended.

    Cost Certification means the date upon which the Investment Limited Partner shall have received the written certification of the Auditors, in a form and in a substance satisfactory to Boston Capital, as to the itemized amounts of the construction and development costs of the Apartment Complex and the Eligible Basis and Applicable Percentage pertaining to each building in the Apartment Complex.

    Credit Period has the meaning given to it in Section 42(f)(1) of the Code.

    Disposition (including the forms Dispose and Disposing) means, as to a Limited Partner, the assignment, sale, transfer, exchange or other disposition of all or any part of its Interest.

    Economic Risk of Loss has the meaning set forth in Treasury Regulation
Section 1.752-2.

    Eligible Basis has the meaning given to it in Section 42(d) of the Code.

    Entity means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association.

    Event of Bankruptcy means with respect to any Person,

    (i) the entry of a decree or order for relief by a court having jurisdiction in respect of such Person or in respect of any Controlling Person of such Person in a case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or of any Controlling Person of such Person or for any substantial part of such Person's property or the Property of any Controlling Person of such Person, or the issuance of an order for the winding-up or liquidation of such Person's affairs or the affairs of any Controlling Person of such Person and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or

    (ii) the commencement by such Person or by any Controlling Person of such Person of a proceeding seeking any decree, order or appointment referred to in clause (i), the consent by such Person or by any Controlling Person of such Person to any such decree, order or the appointment, or taking of any action by such Person or by any Controlling Person of such Person in furtherance of any of the foregoing.

    Federal Credit Recovery Loan means a constructive interest-bearing advance of the Investment Limited Partner, as more fully described in
Section 5.1(f)(i). Federal Credit Recovery Loans and interest thereon shall not be treated as loans or interest, respectively, for accounting, tax or liability purposes or for purposes of Section 6.2(a)(1). For the purposes of
Article X, the term Federal Credit Recovery Loan shall not include any portion of such an advance which shall have theretofore been paid to the Investment Limited Partner.

    Federal Credit Shortfall has the meaning given to it in
Section 5.1(f)(i).

    Federal Reduction Amount has the meaning given to it in Section
5.1(e)(i) .

    Filing Office has the meaning specified in the Preliminary Statement.

    First Mortgage means the permanent financing to be provided by the First Mortgage Lender for the Apartment Complex pursuant to the terms of the commitment letter from the First Mortgage Lender dated January 23, 1997 in the maximum principal amount of up to $1,817,465.92 upon such terms that receive the written consent of the Special Limited Partner; where the context admits, First Mortgage shall mean and include the mortgage note(s) evidencing such indebtedness, the mortgage(s) or deed(s) of trust and security agreement(s) securing such indebtedness, the loan agreement(s) and all other documentation related thereto which evidence and secure such indebtedness.

    First Mortgage Closing means the date upon which the First Mortgage closes and the Construction Mortgage has been repaid in full.

    First Mortgage Lender means The Boatmen's National Bank of St. Louis in its capacity as the holder of the First Mortgage, or its successors or assigns in such capacity.

    General Partners means the Persons designated as General Partners in Schedule A and any Persons who become General Partners as provided herein, in their capacities as General Partners of the Partnership. At any and all times where there is only one General Partner, the term General Partners shall mean such sole General Partner.

    Grant means the $225,000 grant provided to the General Partners for site and demolition work at the Apartment Complex by the City of St. Louis (acting through its Community Development Agency) under the CDBG Program.

    Hazardous Material has the collective meanings given to the terms "hazardous material", "hazardous substances" and "hazardous wastes" in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and to the term "radioactive materials" in the context of the Atomic Energy Act, 28 U.S.C. Sec. 2344, and also includes any meanings given to such terms in any similar state or local statutes, ordinances, regulations or by-laws. In addition, the term Hazardous Material also includes oil and any other substance known to be hazardous.

    Immediate Family means with respect to any Person, such Person's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, children-in-law and grandchildren-in-law.

    Initial 100% Occupancy Date means the first date upon which not less than 100% of the 48 apartment units in the Apartment Complex shall have been leased to and shall have been physically occupied by tenants, of which not less than 42 of the apartment units shall constitute "low income units" for the purposes of Section 42(i)(3) of the Code, such that the Partnership shall be in compliance with the Minimum Set-Aside Test and the Rent Restriction Test, as required by the Mortgages and/or by any Agency.

    Installment means an installment of the Capital Contribution paid or payable by the Investment Limited Partner and/or the Missouri Limited Partner pursuant to Section 5.1.

    Interest means the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled hereunder and the obligation of such Partner to comply with the terms of this Agreement.

    Invested Amount means (i) as to the Investment Limited Partner, an amount equal to the sum of the paid-in Capital Contribution of the Investment Limited Partner divided by 73%, and (ii) as to any other Partner, an amount equal to its paid-in Capital Contribution.

    Investment General Partner means Boston Capital Associates IV L.P., a Delaware limited partnership, in its capacity as the general partner of the Investment Limited Partner, and any other Person who may become a successor or additional general partner of the Investment Limited Partner.

    Investment Limited Partner means Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership, specifically Series 25 thereof, and any Person or Persons who replace it as Substituted Limited Partner, but shall not include any Special Limited Partner or Additional Limited Partner.

    Investment Partnership Agreement means the Agreement of Limited Partnership of the Investment Limited Partner, as amended from time to time.

    Lender means the Construction Lender, the First Mortgage Lender and the Second Mortgage Lender, each in its capacity as maker of a Mortgage loan, or its successors and assigns in such capacity.

    Limited Partners means the Investment Limited Partner, the Missouri Limited Partner, the Special Limited Partner and any Additional Limited Partner.

    LLC means a limited liability company.

    Management Agent means the management and rental agent for the Apartment Complex.

    Management Agreement means the agreement between the Partnership and the Management Agent providing for the management of the Apartment Complex.

    Management Fee means the Management Fee to which reference is made in
Article XI.A.

    Management Incentive Fee means the fee described in Section 6.12(d).

    MHDC means the Missouri Housing Development Commission, a public body corporate and politic organized and existing under the laws of the State of Missouri.

    Minimum Set-Aside Test means the set aside test selected by the Partner-ship pursuant to Section 42(g) of the Code whereby at least 40% of the units in the Apartment Complex must be occupied by individuals with incomes equal to 60% or less of area median income, as adjusted for family size.

    Missouri Asset Management Fee means the fee payable to the Missouri Limited Partner or an Affiliate thereof pursuant to Section 6.12(e).

Missouri Credit Recovery Loan means a constructive interest-bearing advance of the Missouri Limited Partner, as more fully described in Section 5.1(f)(ii). Missouri Credit Recovery Loans and interest thereon shall not be treated as loans or interest, respectively, for accounting, tax or liability purposes or for purposes of Section 6.2(a)(1). For the purposes of Article X, the term Missouri Credit Recovery Loan shall not include any portion of such an advance which shall have theretofore been paid to the Missouri Limited Partner.

Missouri Credit Shortfall has the meaning given to it in Section
5.1(f)(ii).

    Missouri Limited Partner means Midwest Capital Corporation, a Missouri corporation.

    Missouri Low-Income Housing Tax Credit means the Missouri tax credits which may be allocated by the State to the Partnership pursuant to Section
135.350 RSMo.

    Missouri Reduction Amount has the meaning given to it in Section
5.1(e)(ii).

    Mortgages means the Construction Mortgage, the First Mortgage and the Second Mortgage.

    93% Occupancy Rate means the physical occupancy of not less than 45 of the 48 apartment units in the Apartment Complex, of which not less than 42 of such apartment units shall constitute "low income units" for the purposes of
Section 42(i)(3) of the Code, by tenants such that the Partnership will be in compliance with the Minimum Set-Aside Test, the Rent Restriction Test and all Agency requirements.

    Option and Right of First Refusal Agreement means the Option and Right of First Refusal Agreement dated as of January 1, 1997 by and between the Partnership and the General Partner.

    Original Agreement has the meaning specified in the Preliminary State-ment.

    Original Certificate has the meaning specified in the Preliminary
Statement.

    Original Limited Partner has the meaning specified in the Preliminary Statement.

    Partner means any General Partner or Limited Partner.

    Partner Non-Recourse Debt means any Partnership liability (a) that is considered non-recourse under Treasury Regulation Section 1.1001-2 or for which the creditor's right to repayment is limited to one or more assets of the Partnership and (b) for which any Partner or Related Person bears the Economic Risk of Loss.

    Partner Non-Recourse Debt Minimum Gain means the amount of partner nonrecourse debt minimum gain and the net increase or decrease in partner nonrecourse debt minimum gain determined in a manner consistent with Treasury Regulation Sections 1.704-2(d) and 1.704-2(g)(3) and 1.704-2(k).

    Partnership means the limited partnership continued pursuant to this Agreement.

    Partnership Minimum Gain means the amount determined by computing, with respect to each Partnership Non-Recourse Liability, the amount of gain, if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the property subject to such liability in full satisfaction of such liability, and by then aggregating the amounts so computed. Such com-putations shall be made in a manner consistent with Treasury Regulation Sections 1.704-2(d) and (k).

    Partnership Non-Recourse Liability means any Partnership liability (or portion thereof) for which no Partner or Related Person bears the Economic Risk of Loss.

    Permanent Mortgage Commencement means the first date on which all of the following shall have occurred: (a) the Completion Date; (b) the principal amount and maturity date of the First Mortgage shall have been finally determined; and (c) amortization of the First Mortgage shall have commenced.

    Permanent Mortgage Commitment means the first date upon which the Partnership shall have received the written commitments of the First Mortgage Lender to make the First Mortgage, upon such terms and conditions as shall be acceptable to the Special Limited Partner.

    Person means any individual or Entity.

    Project Documents means and includes the Construction Mortgage, the First Mortgage, the Second Mortgage, the Construction Contract, the BSI Contract, the Management Agreement, the Grant, the Option and Right of First Refusal Agreement, all other instruments delivered to (or required by) any Lender and/or Agency and all other documents relating to the Apartment Complex and by which the Partnership and the General Partner is bound, as amended or supplemented from time to time.

    Projected Federal Credit means $277,058 for 1997, $285,995 per annum for each of the years 1998 through 2006 (inclusive) and $8,937 for 2007; provided, however, that the Projected Federal Credit for 2007 shall be reduced by the amount, if any, by which the Actual Federal Credit for 1997 exceeds $277,058 and provided further that upon the occurrence of any of the events described in Section 5.1(g)(i), the Projected Federal Credit shall thereafter be the Revised Projected Federal Credit.

    Projected Missouri Credit means $111,942 for 1997, $115,553 per annum for each of the years 1998 through 2006 (inclusive) and $3,611 for 2007; provided, however, that the Projected Missouri Credit for 2007 shall be reduced by the amount, if any, by which the Actual Missouri Credit for 1997 exceeds $111,942 and provided further that upon the occurrence of any of the events described in Section 5.1(g)(ii), the Projected Missouri Credit shall thereafter be the Revised Projected Missouri Credit.

    Prospectus means the prospectus contained in the registration statement (File No. 33-99602) filed with the Securities and Exchange Commission on behalf of the Investment Limited Partner for the registration of beneficial assignee certificates and/or limited partnership interests under the Securities Act of 1933, as amended, in the final form in which said prospectus is filed with said Commission and as thereafter amended and/or supplemented from time to time pursuant to Rule 424 under said Act, or otherwise.

    Qualified Basis has the meaning given to it in Section 42(c) of the Code.

    Qualified Income Offset Item means (1) an allocation of loss or deduction that, as of the end of each year, reasonably is expected to be made
(a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Partnership, (b) pursuant to Section 706(d) of the Code as the result of a change in any Partner's Interest, or (c) pursuant to Regulation Section 1.751-1(b)(2)(ii) as the result of a distribution by the Partnership of unrealized receivables or inventory items and (2) a distribution that, as of the end of such year, reasonably is expected to be made to a Partner to the extent it exceeds offsetting increases to such Partner's Capital Account which reason-ably are expected to occur during or prior to the Partnership taxable year in which such distribution reasonably is expected to occur.

    Reduction Year has the meaning given to it in Section 5.1(e)(i).

    Related Person means a Person related to a Partner within the meaning of Treasury Regulation Section 1.752-4(b).

    Rent Restriction Test means the test pursuant to Section 42 of the Code whereby the gross rent charged to tenants of the 42 low-income units in the Apartment Complex may not exceed 30% of the qualifying income levels.

    Rental Achievement means, the thirtieth (30th) day after the first date on at which, as certified by the General Partners, there shall have previously occurred six (6) consecutive full calendar months of Partnership operations (all of which months occurring after the later the Admission Date or Permanent Mortgage Commencement), during each of which months (x) the Net Operating Income for such month divided by (y) all debt service and other payments required to be made on all Mortgages during such month (regardless of any forbearance thereof) equaled or exceeded 115%. "Net Operating Income" for a period shall be the excess of (a) the Revenues for such period, over
(b) all of the Partnership's expenses for such period on an accrual basis. For purposes of the foregoing clause (b), expenses shall (i) include, but not limited to, all operational costs and expenses, adjusted to include a ratable portion of the annual amount (as reasonably estimated by the General Partners) of those seasonal expenses (such as utilities and maintenance expenses) which might reasonably be expected to be incurred on an unequal basis during a full annual period of operation, (ii) include the funding of any reserves required by any Lender, MHDC and/or pursuant to the terms of this Agreement, (iii) be adjusted, if necessary, so that the expenses of unabated real estate taxes and insurance are based on the General Partners' reasonable estimate of the full assessed and unabated value and the full replacement cost, respectively, of the Apartment Complex after completion of construction, and (iv) exclude all Mortgage payments referred to in clause (y) above, depreciation, distributions of Cash Flow and Capital Transaction proceeds to the Partners and the fees payable pursuant to this Agreement.

    Rental Achievement Confirmation means the date upon which each of the Limited Partners receives (a) a copy of the federal income tax return of the Partnership and (b) the financial reports to be provided pursuant to Section 12.7(a)(i), in each case for the Partnership fiscal year in which Rental Achievement shall have occurred, evidencing to the satisfaction of the Special Limited Partner that Rental Achievement occurred in such year.

    Reserve Release Date means the later of (a) three (3) years after Rental Achievement or (b) the achievement of both (i) a 93% Occupancy Rate for twelve consecutive months and (ii) twelve consecutive months during each of which months (x) the Net Operating Income (as defined in Rental Achievement above) for such month divided by (y) all debt service and other payments required to be made on all Mortgages during such month (regardless of any forbearance thereon) equaled or exceeded 115%.

    Residential Care Facility II means a facility licensed as a "residential care facility II" under the laws of the State pursuant to Section 198.015 of the Omnibus Nursing Home Act.
    Revenues means all cash receipts (actually received) of the Partnership during a specified period of time, including rental assistance payments, operating subsidies, the proceeds of rental interruption insurance receipts, and the excess, if any, of insurance proceeds over the related restoration costs, but excluding the proceeds of Capital Contributions, the proceeds of the sale or other disposition of Partnership assets, liquidation proceeds, loan or refinancing proceeds, casualty proceeds, condemnation or eminent domain proceeds. Any net rental income applied to complete the construction of the Apartment Complex pursuant to Section 6.11 prior to the later of Permanent Mortgage Commencement or the Admission Date shall not be included when determining Revenues. For the purposes of computing Revenues, rental receipts shall not include pre-paid rent and, if attributable to any of the forty-two (42) low-income apartment units in the Apartment Complex, shall be included only if attributable to tenants with incomes not exceeding those permitted by the Minimum Set-Aside Test and at a rent satisfying the Rent Restriction Test.

    Revised Projected Federal Credit has the meaning specified in Section 5.1(g)(i).

    Revised Projected Missouri Credit has the meaning specified in Section 5.1(g)(ii).

    Schedule A means Schedule A to this Agreement, as amended from time to time.

    Second Mortgage means the unsecured financing provided by the Second Mortgage Lender for the Apartment Complex in the maximum principal amount of $989,629 which together with all accrued interest thereon shall be repaid from the proceeds of Capital Contribution contributed by the General Partners.

    Second Mortgage Lender means Mary Ryder Home, a Missouri not for profit corporation, in its capacity as the lender of the Second Mortgage, and any successor or assignee in such capacity.

    Service means the Internal Revenue Service.

    Site has the meaning given to it in the Federal Comprehensive Environ-mental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to it in any similar state or local statutes, ordinances, regulations or by-laws.

    Special Limited Partner means BCTC 94, Inc., a Delaware corporation, and any Person who becomes a Special Limited Partner as provided herein, in its capacity as a special limited partner of the Partnership.

    State means the State of Missouri.

    State Designation means the date upon which the Partnership receives the allocation by the authorized agency of the State of a Tax Credit for the buildings constituting the Apartment Complex in an annual dollar amount of not less than $288,884 as evidenced by the execution by or on behalf of such agency of Forms 8609. For the purposes of determining State Designation, each building in the Apartment Complex shall be treated as having received an allocation of Tax Credit in an amount equal to the lesser of (i) the amount of Tax Credit carryover allocation received from the authorized agency of the State as to such building or (ii) the amount of Tax Credit set forth on the Form 8609 as to such building.

    Subordinated Loan means any loan made by the General Partners to the Partnership pursuant to Section 6.10.

    Substituted Limited Partner means any Person who is admitted to the Partnership as Limited Partner under Section 8.2 or acquires the Interest of the Investment Limited Partner pursuant to Section 5.2.

    Tax Accountants means Reznick, Fedder & Silverman of Bethesda, Maryland or such other firms of independent certified public accountants as may be engaged by Boston Capital to review the Partnership income tax returns.

    Tax Credit means the low-income housing tax credit pursuant to
Section 42 of the Code.

    Title Policy means owner's title insurance policy to be issued to the Partnership by Commonwealth Land Title Insurance Company dated not earlier than January 29, 1997 in the insured amount of $3,707,000, which Title Policy must be acceptable to the Special Limited Partner as to form and content and contain only those exceptions which are acceptable to the Special Limited Partner.

    Uniform Act means the Revised Missouri Uniform Limited Partnership Act as adopted by the State.

    Updated Title Policy means the owner's title insurance policy to be issued to the Partnership by Commonwealth Land Title Insurance Company or such other title insurance company acceptable to the Investment Limited Partner pursuant to the Title Policy, which policy will, among other things, update the title to the Apartment Complex through at least Permanent Mortgage Commencement, provide for insurance in an amount equal to at least $3,707,000 and evidence the Partnership's ownership of the Apartment Complex subject only to such exclusions, exceptions and stipulations, as shall be acceptable to the Investment Limited Partner, in its sole discretion.

    Vessel has the meaning given to it in the Federal Comprehensive Environ-mental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to it in any similar state or local statutes, ordinances, regulations or by-laws.

    Withdrawal (including the forms Withdraw, Withdrawing and Withdrawn) means, as to a General Partner, the occurrence of death, adjudication of in-sanity or incompetence, Event of Bankruptcy, dissolution, liquidation, or voluntary or involuntary withdrawal or retirement from the Partnership for any reason, including whenever a General Partner may no longer continue as a General Partner by law or pursuant to any terms of this Agreement. Withdrawal shall also mean the sale, assignment, transfer or encumbrance by a General Partner of its interest as a General Partner. A General Partner which is a corporation or partnership shall be deemed to have sold, assigned, transferred or encumbered its interest as a General Partner in the event (as a result of one or more transactions) of any sale, assignment or other transfer (but specifically excluding any transfer occurring pursuant to the laws of descent and distribution) or encumbrance of a controlling interest in a corporate General Partner or of a general partner interest in a General Partner which is a partnership. For purposes of this definition of Withdrawal, "controlling interest" shall mean the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

    Working Capital Reserve has the meaning set forth in Section 6.5(e)(2).


ARTICLE II

Name and Business

    2.1  Name; Continuation

    The name of the Partnership is M.R.H., L.P. The Partners agree to continue the Partnership which was formed pursuant to the provisions of the Uniform Act.

    2.2  Office and Resident Agent

    (a) The principal office of the Partnership is c/o Mary Ryder Home, 4361 Olive Street, St. Louis, Missouri 63108, at which office there shall be maintained those records required by the Uniform Act to be kept by the Partnership. The Partnership may have such other or additional offices as the General Partners shall deem desirable. The General Partners may at any time change the location of the principal office and shall give due notice thereof to the Limited Partners.

    (b) The resident agent in the State for the Partnership for service of process is as follows:

    Timothy J. Butler
    c/o Mary Ryder Home
    4361 Olive Street
    St. Louis, Missouri 63108

    2.3  Purpose

    The purpose of the Partnership is to acquire, hold, invest in, construct, rehabilitate, develop, improve, maintain, operate, lease and otherwise deal with the Apartment Complex. The Partnership shall operate the Apartment Complex in accordance with any applicable Lender regulations and requirements of any Agency and the laws of the State. The Partnership shall not engage in any other business or activity.

    2.4  Term and Dissolution

    The Partnership shall continue in full force and effect until December 31, 2046, except that the Partnership shall be dissolved and its assets liquidated prior to such date upon:

    (a) The sale or other disposition of all or substantially all of the assets of the Partnership;

    (b) A General Partner dying, being adjudicated bankrupt, insane or incompetent, (if a corporation or partnership) being dissolved or liquidated, or voluntarily or involuntarily withdrawing from the Partnership for any reason, including an inability to continue serving as a General Partner by law or pursuant to the terms of this Agreement, if (i) the remaining General Partner(s), if any, shall fail to continue the business of the Partnership and reconstitute the Partnership as a successor limited partnership as provided in
Section 7.2 and (ii) the Investment Limited Partner shall fail to exercise the right provided in Section 7.3;

    (c) The election to dissolve the Partnership made in writing by the General Partners with the Consent of the Investment Limited Partner and the approval (if required) of each Lender;

    (d) The entry of a final decree of dissolution of the Partnership by a court of competent jurisdiction; or

    (e) Any other event which causes the dissolution of the Partnership under the Uniform Act if the Partnership is not reconstituted pursuant to
Section 7.2 or Section 7.3.

    Upon dissolution of the Partnership, the General Partners (or for purposes of this paragraph, their trustees, receivers or successors) shall cause the cancellation of the Certificate, liquidate the Partnership assets and apply and distribute the proceeds thereof in accordance with Section 10.3. Notwithstanding the foregoing, if, during liquidation, the General Partners shall determine that an immediate sale of part or all of the Partnership's assets would be impermissible, impractical or cause undue loss to the Partners, the General Partners may defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy Partnership debts and obligations (other than Subordinated Loans).


ARTICLE III

Mortgage, Refinancing and Disposition of Property

    A. Through Permanent Mortgage Commencement, the General Partners and their Affiliates, jointly and severally, are hereby authorized to incur personal liability for the repayment of funds advanced by the Lenders (and interest thereon) pursuant to the Mortgages. However, from and after Permanent Mortgage Commencement, neither any General Partner nor any Related Person shall at any time bear, nor shall the General Partners permit any other Partner or any Related Person to bear, the Economic Risk of Loss for the payment of any portion of any Mortgage.

    B. The Partnership may decrease, increase or refinance the Mortgages and may make any required transfer or conveyance of Partnership assets for security or mortgage purposes, provided, however, any such decrease (except through the seven (7)-year amortization schedule anticipated at Permanent Mortgage Commencement), increase or refinancing any Mortgage may be made by the General Partners only with the Consent of the Investment Limited Partner.

    C. The Partnership may sell, lease, exchange or otherwise transfer or convey all or substantially all the assets of the Partnership only with the Consent of the Investment Limited Partner. Notwithstanding the foregoing and except as set forth in Section 6.2(a)(6), no Consent of the Investment Limited Partner shall be required for the leasing of apartments to tenants in the normal course of operations.


ARTICLE IV

Partners; Capital

    4.1  Capital and Capital Accounts

    (a) The Capital Contribution of each Partner is as set forth on Schedule A. No interest shall be paid on any Capital Contribution. No Partner shall have the right to withdraw its Capital Contribution or to demand and receive property of the Partnership in return for its Capital Contribu-tion, except as may be specifically provided in this Agreement or required by law.

    (b) An individual Capital Account shall be established and maintained on behalf of each Partner, including any additional or substituted Partner who shall hereafter receive an interest in the Partnership. In accordance with Treasury Regulation Section 1.704-1(b), the Capital Account of each Partner shall consist of (i) the amount of cash such Partner has contributed to the Partnership plus (ii) the fair market value of any property such Partner has contributed to the Partnership net of any liabilities assumed by the Partner-ship or to which such property is subject plus (iii) the amount of profits or income (including tax-exempt income) allocated to such Partner less (iv) the amount of losses and deductions allocated to such Partner less (v) the amount of all cash distributed to such Partner less (vi) the fair market value of any property distributed to such Partner net of any liabilities assumed by such Partner or to which such property is subject less (vii) such Partner's share of any other expenditures which are not deductible by the Partnership for federal income tax purposes or which are not allowable as additions to the basis of Partnership property and shall be (viii) subject to such other adjustments as may be required under the Code. The Capital Account of a Partner shall not be affected by any adjustments to basis made pursuant to
Section 743 of the Code but shall be adjusted with respect to adjustments to basis made pursuant to Section 734 of the Code.

    The original Capital Account established for any Substituted Partner (as hereinafter defined) shall be in the same amount as, and shall replace, the Capital Account of the Partner which such Substituted Partner succeeds, and, for the purposes of this Agreement, such Substituted Partner shall be deemed to have made the Capital Contribution, to the extent actually paid in, of the Partner which such Substituted Partner succeeds. The term "Substituted Partner," as used in this paragraph, shall mean a Person who shall become entitled to receive a share of the allocations and distributions of the Partnership by reason of such Person succeeding to all or any part of the Interest of a Partner by assignment of all or any part of a Partner's Interest. To the extent a Substituted Partner receives less than 100% of the Interest of a Partner he succeeds, the original Capital Account of such transferee Substituted Partner and his Capital Contribution shall be in proportion to the portion of the transferor Partner's Interest prior to the transfer which the transferee receives, and the Capital Account of the transferor Partner who retains a portion of his former Interest and his Capital Contribution shall continue, and not be replaced, in proportion to the portion of the transferor Partner's Interest prior to the transfer which the transferor Partner retains. Nothing in this Section 4.1(b) shall affect the limitations on transferability of Interests set forth in Article VII or
Article VIII.

    4.2  General Partners

    The name, address and Capital Contribution of each General Partner are as set forth on Schedule A. The Capital Contribution of the General Partners shall be contributed no later than the Admission Date and shall be applied to repay in full all principal and interest due on the Second Mortgage and any outstanding balance of the Construction and Development Fee and interest accrued thereon.

    4.3  Investment Limited Partner, Missouri Limited Partner,
         Special Limited Partner and Original Limited Partner

    The Original Limited Partner hereby withdraws as a limited partner of the Partnership and acknowledges that he no longer has any interest in, or rights or claims against, the Partnership as a Limited Partner as of the Admission Date. The Investment Limited Partner, the Missouri Limited Partner and the Special Limited Partner are hereby admitted as additional Limited Partners of the Partnership as of the Admission Date and agree to be bound by the terms and provisions of the Project Documents and this Agreement. The names and addresses of the Investment Limited Partner, the Missouri Limited Partner and the Special Limited Partner are as set forth on Schedule A. The General Partners shall have no authority to admit additional Limited Partners without the Consent of the Investment Limited Partner.

    4.4  Liability of the Limited Partners

    None of the Investment Limited Partner, the Missouri Limited Partner, the Special Limited Partner and any Person who becomes an Additional Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership and shall only be liable to pay their respective Capital Contributions as and when the same are due hereunder and under the Uniform Act.

    4.5 Special Rights of the Investment Limited Partner and the Special Limited Partner

    (a) Notwithstanding any other provision herein, to the extent the law of the State is not inconsistent, each of the Investment Limited Partner and the Special Limited Partner shall have the right, subject to the prior written consent of any Lender whose consent thereto is required, to:

    (i) remove and replace any General Partner and elect a new General Partner (A) on the basis of the performance and discharge of such General Partner's obligations constituting fraud, bad faith, negligence, misconduct or breach of fiduciary duty, or (B) upon the occurrence of any of the following which would result in or is likely to result in a material detriment to or an impairment of the Apartment Complex, the Partnership or assets of the
Partnership: (1) such General Partner shall have violated any provisions of any Project Document or other document required in connection with any Mortgage, or any provisions of any Agency regulations applicable to the Apartment Complex; (2) such General Partner shall have violated any provision of this Agreement or violated any provision of applicable law; (3) any Mortgage shall have gone into default; or (4) such General Partner shall have conducted its own affairs or the affairs of the Partnership in such a manner as would (a) cause the termination of the Partnership for federal income tax purposes or (b) cause the Partnership to be treated for federal income tax purposes as an association taxable as a corporation; provided, however, that any dispute between the Investment Limited Partner and/or the Special Limited Partner and such General Partner regarding removal under this Section 4.5(a)(i) shall be settled by arbitration in accordance with the arbitration rules of the American Arbitration Association then in effect in the City of St. Louis, Missouri;

    (ii) continue the business of the Partnership with a substitute General Partner; and

    (iii) approve or disapprove the sale of all or substantially all of the assets of the Partnership, other than a sale pursuant to the Option and Right of First Refusal Agreement.

    (b) Upon the removal of a General Partner, (i) without any further action by any Partner, the Special Limited Partner or its designee shall auto-matically become a General Partner and acquire in consideration of a cash payment of $100 such portion of the Interest of the removed General Partner as counsel to the Investment Limited Partner shall determine is the minimum appropriate interest in order to assure the continued status of the Partner-ship as a partnership under the Code and under the Uniform Act, (ii) the remaining portion of the economic Interest of the removed General Partner shall automatically be converted to an equal economic Interest as an Additional Limited Partner, (iii) the economic Interest of the Special Limited Partner as the Special Limited Partner shall continue unaffected by the new status of the Special Limited Partner or its designee as a General Partner, and (iv) the new General Partner shall automatically be irrevocably delegated all of the powers and duties of the General Partners pursuant to Section 6.13. The Special Limited Partner or any successor General Partner proposed by the Special Limited Partner shall have the option, exercisable in its sole dis-cretion, to acquire the remainder of the Additional Limited Partner Interest, or any portion thereof, of any removed General Partner upon payment of the agreed or then present fair market value of such Interest or portion thereof, which value shall include the value attributable to the ability of a General Partner to select the Management Agent. Any dispute as to such value shall be submitted to a committee composed of three qualified real estate appraisers, one chosen by the removed General Partner, one chosen by the successor General Partner or the Investment Limited Partner, as the case may be, and the third chosen by the two so chosen. The proceedings of such committee shall conform to the rules of the American Arbitration Association, as far as appropriate, and its decision shall be final and binding. The expense of arbitration shall be born equally by the removed General Partner and the Partnership. The method of payment to the removed General Partner shall be fair; and must protect the solvency and liquidity of the Partnership. The method of payment will be deemed presumptively fair where it provides for an interest-bearing promissory note coming due in five (5) years with equal installments each year. In addition, upon removal, the Partnership must promptly pay to the removed General Partner all amounts then accrued and owing to the removed General Partner; provided, however, that notwithstanding the language of
Section 6.12, Article X, Article XI and any other provision hereof, no removed General Partner or Affiliate thereof shall be entitled to receive any fee, compensation or other remuneration from the Partnership, other than (i) the above-described payment for the Interest, or portion thereof, of the removed General Partner, and (ii) any such fee, compensation or other remuneration which had already been earned in full prior to the date of such removal. The Partnership is not authorized to enter into any arrangement whereby any fee, compensation or other remuneration could be payable directly or indirectly to any General Partner in a manner inconsistent with the immediately preceding sentence unless the prior written consent of the Special Limited Partner shall have been obtained to such particular arrangement. The Partnership may offset against any payments to a General Partner so removed under this Section 4.5 any damages suffered by the Partnership as a result of any breach of the obligations of such General Partner or any Affiliate thereof hereunder. A General Partner so removed will not be liable as a general partner for any obligations of the Partnership after the effective date of its removal. Each General Partner hereby grants to the Special Limited Partner an irrevocable (to the extent permitted by applicable law) power of attorney coupled with an interest to execute and deliver any and all documents and instruments on behalf of such General Partner as the Special Limited Partner may deem to be necessary or appropriate in order to effect the provisions of this Section 4.5 and to enable the new General Partner to manage the business of the Partnership.

    4.6  Meetings

    The General Partners or Limited Partners holding more than 10% of the then outstanding Limited Partner Interests may call meetings of the Partner-ship for any matters for which the Limited Partners may vote as set forth in this Agreement. A list of the names and addresses of all Limited Partners shall be maintained as part of the books and records of the Partnership and shall be made available upon request to any Limited Partner or his representa-tive at his cost. Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the General Partners shall provide all Limited Partners within ten (10) days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose of such meeting to be held on a date not less then fifteen
(15) nor more than sixty (60) days after receipt of said request, at a time convenient to the Limited Partners. All meetings shall be held at the prin-cipal office of the Partnership.


ARTICLE V

Capital Contributions of the Special Limited Partner, the Missouri Limited Partner and the Investment Limited Partner

    5.1  Payments

    (a) The Special Limited Partner's Capital Contribution of $10 shall be paid in full in cash on its Admission Date. The Investment Limited Partner and the Missouri Limited Partner will make Capital Contributions of $1,601,573 and $277,327, respectively, which will be paid to the Partnership in three (3) installments (the "Installments") as follows:

              (1)  $934,451 (the "First Installment") will be made
$795,787 by the Investment Limited Partner and $138,664 by the Missouri Limited Partner upon the latest of (i) State Designation, (ii) Construction Mortgage Closing, (iii) Permanent Mortgage Commitment or (iv) the Admission Date;

              (2)  $934,449 (the "Second Installment") will be made
$795,786 by the Investment Limited Partner and $138,663 by the Missouri Limited Partner upon the latest of (i) Completion Date, (ii) Cost Certification, (iii) December 31, 1997, (iv) receipt by the Limited Partners of the Updated Title Policy, (v) Contractor's Release Date, (vi) the Initial 100% Occupancy Date, (vii) Permanent Mortgage Commencement, (viii) Rental Achievement, or (xi) satisfaction of all conditions to the payment of the First Installment; and

              (3) $10,000 (the "Third Installment") will be made by the Investment Limited Partner upon the later to occur of (i) Rental Achievement Confirmation, (ii) release of all UCC Financing Statements executed by the Limited Partners or (iii) satisfaction of all conditions to the payment of the First and Second Installments;

provided, however, that the General Partners shall give the Investment Limited Partner and the Missouri Limited Partner not less than twenty-one
(21) days' written notice prior to the due date of each Installment subsequent to the First Installment.

    (b) The obligation of the Investment Limited Partner and the Missouri Limited Partner to pay each Installment is conditioned upon delivery by the General Partners to the Investment Limited Partner and the Missouri Limited Partner of a written certificate (the "Payment Certificate") stating that as of the date of such certificate (i) all the conditions to the payment of such Installment have been satisfied and (ii) all representations and warranties of the General Partners contained in this Agreement are true and correct. Except as provided in the final sentence of this Section 5.1(b), acceptance by the Partnership of an Installment shall constitute a confirmation that, as of the date of payment, all conditions set forth in Section 5.1(a) have been achieved. The obligation of the Investment Limited Partner and the Missouri Limited Partner to pay the First Installment is also conditioned upon delivery by the General Partners to the Investment Limited Partner and the Missouri Limited Partner of (i) a legal opinion of independent Missouri counsel to the Partnership, which opinion must be satisfactory to the Investment Limited Partner and the Missouri Limited Partner both as to form and as to counsel and (ii) delivery by the General Partners to the Investment Limited Partner of the Title Policy. Notwithstanding the foregoing, however, if at any time prior to the date when an Installment becomes due and payable, the Partnership has any unpaid items enumerated in the numbered clauses of the second sentence of Section 6.11 or an "Operating Deficit" (expenses in excess of revenues which the General Partners would be required to fund pursuant to Section 6.10), then the Investment Limited Partner and the Missouri Limited Partner may, at their option, waive the requirement of the delivery of the Payment Certificate or any other condition with respect to part or all of such Installment and pay such part or all of such Installment, provided that the proceeds of the amount so paid are used by the Partnership to fully fund such unpaid item and/or Operating Deficit; provided, however, that if the proceeds of such amount so paid are designated in Section 6.12 to be used to pay fee(s), then such proceeds shall be utilized to pay such fee(s) and the General Partners, on their behalf and on behalf of any of their Affiliates to the extent any of the foregoing are recipient(s) thereof shall be required to, and hereby agree to, utilize the proceeds of such fee(s) to fund such unpaid item and/or Operating Deficit, in which case the Investment Limited Partner and the Missouri Limited Partner are hereby authorized to directly fund such unpaid item and/or Operating Deficit and the funds so applied shall be deemed to have been paid as aforesaid.

    (c) The Payment Certificate for each Installment shall be dated and delivered not less than twenty-one (21) nor more than thirty (30) days prior to the due date for such Installment.

    (d) If, as of the date when an Installment would otherwise be due, any statement required to be made in the Payment Certificate for such Installment cannot be truthfully made, the General Partners shall notify the Investment Limited Partner and the Missouri Limited Partner of the reason why such statement would be untrue if made, and the Investment Limited Partner and the Missouri Limited Partner shall not be required to pay such Installment; provided, however, that if (i) any such statement can subsequently be truthfully made and (ii) the Investment Limited Partner and the Missouri Limited Partner shall not have irrevocably lost, in the good faith judgment of the Investment General Partner and the Missouri Limited Partner, any material tax or other benefits hereunder, then the Investment Limited Partner and the Missouri Limited Partner shall pay such Installment to the Partnership thirty (30) days after delivery by the General Partners to the Investment Limited Partner and the Missouri Limited Partner of the Payment Certificate together with an explanation of the manner in which each such statement had become true.

    (e)(i) If with respect to any year all or a portion of which occurs during the 60-month period commencing on the later of (i) the Admission Date or (ii) the Completion Date (a "Reduction Year") the Actual Federal Credit is or was less than the Projected Federal Credit, then the Capital Contribution of the Investment Limited Partner shall be reduced by the Federal Reduction Amount. The Federal Reduction Amount shall be equal to the sum of (A) the excess of the Projected Federal Credit for such year over the Actual Federal Credit for such year multiplied by .746 plus (B) the amount of any recapture, interest or penalty payable by the limited partners and/or holders of beneficial assignee certificates of the Investment Limited Partner as a result of such shortfall, assuming that each limited partner and/or holder of a beneficial assignee certificate in the Investment Limited Partner used all of the Tax Credits allocated to it in the year of allocation and that each such Person was subject to interest at the rate set forth in Section 6621(a)(2) of the Code and to the penalty for understatement of tax set forth in Section 6662(d) of the Code. The Accountants shall make their determination of the amount of the Actual Federal Credit with respect to each Reduction Year within 30 days following the end of such year. The Capital Contribution of the Investment Limited Partner shall be subject to reduction as hereinabove described with respect to each Reduction Year. Any Federal Reduction Amount shall, at the option of the Investment Limited Partner, either (i) first be applied to the Installment next due to be paid by the Investment Limited Partner, with any portion of such Federal Reduction Amount in excess of the amount of such Installment then being applied to the succeeding Installments, provided that if no further Installments remain to be paid or if the Federal Reduction Amount shall exceed the sum of the amounts of the remaining Installments, then the entire Federal Reduction Amount or the balance of the Federal Reduction Amount, as the case may be, shall be paid by the General Partners to the Investment Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event or (ii) be paid in its entirety by the General Partners to the Investment Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event.

    (e)(ii)   If with respect to any Reduction Year the Actual Missouri
Credit is or was less than the Projected Missouri Credit, then the Capital Contribution of the Missouri Limited Partner shall be reduced by the Missouri Reduction Amount. The Missouri Reduction Amount shall be equal to the sum of
(A) the excess of the Projected Missouri Credit for such year over the Actual Missouri Credit for such year multiplied by .25 plus (B) the amount of any recapture, interest or penalty payable by the stockholders of the Missouri Limited Partner as a result of such shortfall, assuming that each stockholder in the Missouri Limited Partner used all of the Missouri Low-Income Housing Tax Credits allocated to it in the year of allocation and that each such Person was subject to interest at the rate set forth in Section 6621(a)(2) of the Code and to the penalty for understatement of tax set forth in Section 6662(d) of the Code. The Accountants shall make their determination of the amount of the Actual Missouri Credit with respect to each Reduction Year within 30 days following the end of such year. The Capital Contribution of the Missouri Limited Partner shall be subject to reduction as hereinabove described with respect to each Reduction Year. Any Missouri Reduction Amount shall, at the option of the Missouri Limited Partner, either (i) first be applied to the Installment next due to be paid by the Missouri Limited Partner, with any portion of such Missouri Reduction Amount in excess of the amount of such Installment then being applied to the succeeding Installments, provided that if no further Installments remain to be paid or if the Missouri Reduction Amount shall exceed the sum of the amounts of the remaining Installments, then the entire Missouri Reduction Amount or the balance of the Missouri Reduction Amount, as the case may be, shall be paid by the General Partners to the Missouri Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event or (ii) be paid in its entirety by the General Partners to the Missouri Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event.

    (f)(i) In the event that, for any reason, at any time after the end of the year during which the 60-month anniversary of the later of (i) the Admission Date or (ii) the Completion Date occurs, the amount of the Actual Federal Credit shall be less than the Projected Federal Credit with respect to any fiscal year of the Partnership (such difference being hereinafter referred to as a "Federal Credit Shortfall"), the Investment Limited Partner shall be treated as having made a constructive advance to the Partnership with respect to such year (a "Federal Credit Recovery Loan"), which shall be deemed to have been made on January 1 of such year in an amount equal to the sum of (i) the Federal Credit Shortfall for such year plus (ii) the amount of any recapture, interest or penalty payable by the limited partners and/or holders of beneficial assignee certificates of the Investment Limited Partner as a result of the Federal Credit Shortfall for such year, assuming that each limited partner and/or holder of a beneficial assignee certificate in the Investment Limited Partner used all of the Tax Credits allocated to it in the year of allocation and that each such Person was subject to interest at the rate set forth in Section 6621(a)(2) of the Code and to the penalty for understatement of tax set forth in Section 6662(d) of the Code. Federal Credit Recovery Loans shall be deemed to bear simple (not compounded) interest from the respective dates on which such principal advances shall have been deemed to have been made under this Section 5.1(f)(i) at 9% per annum. Federal Credit Recovery Loans shall be repayable by the Partnership as provided in
Section 10.2(b), Clause Second.

    (f)(ii) In the event that, for any reason, at any time after the end of the year during which the 60-month anniversary of the later of (i) the Admission Date or (ii) the Completion Date occurs, the amount of the Actual Missouri Credit shall be less than the Projected Missouri Credit with respect to any fiscal year of the Partnership (such difference being hereinafter referred to as a "Missouri Credit Shortfall"), the Missouri Limited Partner shall be treated as having made a constructive advance to the Partnership with respect to such year (a "Missouri Credit Recovery Loan"), which shall be deemed to have been made on January 1 of such year in an amount equal to the sum of (i) the Missouri Credit Shortfall for such year plus (ii) the amount of any recapture, interest or penalty payable by the stockholders of the Missouri Limited Partner as a result of the Missouri Credit Shortfall for such year, assuming that each stockholder in the Missouri Limited Partner used all of the Missouri Low-Income Housing Tax Credits allocated to it in the year of allocation and that each such Person was subject to interest at the rate set forth in Section 6621(a)(2) of the Code and to the penalty for understatement of tax set forth in Section 6662(d) of the Code. Missouri Credit Recovery Loans shall be deemed to bear simple (not compounded) interest from the respective dates on which such principal advances shall have been deemed to have been made under this Section 5.1(f)(ii) at 9% per annum. Missouri Credit Recovery Loans shall be repayable by the Partnership as provided in
Section 10.2(b), Clause Third.

    (g)(i) In the event that at any time after the Completion Date the product of the Apartment Complex's Qualified Basis and its Applicable Percentage is determined by the Accountants, the Auditors, the Tax Accountants or the Service to be such that the Apartment Complex will not be eligible to receive Tax Credit in an annual dollar amount of at least $288,884 or the Accountants, Auditors, Tax Accountants or the Service otherwise determines that the Apartment Complex will not be eligible to receive Tax Credit in an annual dollar amount of at least $288,884, then (a) the General Partners shall pay to the Investment Limited Partner an amount equal to 99% of the product of
(A) the difference between (i) $2,888,840 and (ii) the total amount of Tax Credit allocated and available to the Partnership and (B) .746, and (b) the Projected Federal Credit for each year shall thereafter be redefined to mean 99% of the total amount of Tax Credit so allocated and available to the Partnership for such year (the "Revised Projected Federal Credit"). Any amount payable by the General Partners to the Investment Limited Partner pursuant to this Section 5.1(g)(i) shall, at the option of the Investment Limited Partner, either (i) be applied first to the Installment, if any, next due to be paid by the Investment Limited Partner, and any balance of such amount payable by the General Partners in excess of the amount of such Installment shall be applied to succeeding Installments, if any, provided that if such amount payable by the General Partners exceeds the sum of the remaining Installments, if any, then an amount equal to the amount of such excess shall be paid by the General Partners to the Investment Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event, or (ii) to be paid in its entirety by the General Partners to the Investment Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event.

    (g)(ii) In the event that at any time after the Completion Date the product of the Apartment Complex's Qualified Basis and its Applicable Percentage is determined by the Accountants, the Auditors, the Tax Accountants or the Service to be such that the Apartment Complex will not be eligible to receive Missouri Low-Income Housing Tax Credit in an annual dollar amount of at least $115,553 or the Accountants, Auditors, Tax Accountants or the Service otherwise determines that the Apartment Complex will not be eligible to receive Missouri Low-Income Housing Tax Credit in an annual dollar amount of at least $115,553, then (a) the General Partners shall pay to the Missouri Limited Partner an amount equal to the product of (A) the difference between
(i) $1,155,530 and (ii) the total amount of Missouri Low-Income Housing Tax Credit allocated and available to the Partnership and (B) .25, and (b) the Projected Missouri Credit for each year shall thereafter be redefined to mean the total amount of Missouri Low-Income Housing Tax Credit so allocated and available to the Partnership for such year (the "Revised Projected Missouri Credit"). Any amount payable by the General Partners to the Missouri Limited Partner pursuant to this Section 5.1(g)(ii) shall, at the option of the Missouri Limited Partner, either (i) be applied first to the Installment, if any, next due to be paid by the Missouri Limited Partner, and any balance of such amount payable by the General Partners in excess of the amount of such Installment shall be applied to succeeding Installments, if any, provided that if such amount payable by the General Partners exceeds the sum of the remaining Installments, if any, then an amount equal to the amount of such excess shall be paid by the General Partners to the Missouri Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event, or (ii) to be paid in its entirety by the General Partners to the Missouri Limited Partner promptly after demand is made therefor, as a payment of damages for breach of warranty, regardless of the reason for the occurrence of such event.

    (h) From the proceeds of the First Installment, not less than $610,550 of the Limited Partners' Capital Contribution will be applied by the Partnership to paydown the First Mortgage and from the proceeds of the Second Installment, not less than $884,450 of the Limited Partners' Capital Contribution will be applied by the Partnership to further paydown the First Mortgage.

    (i) Each of the Investment Limited Partner and the Missouri Limited Partner hereby grants to the Partnership a first priority security interest in and to such Partner's Interest, including, without limitation, any right to distributions, in liquidation or otherwise, with respect to such Interest, for the purpose of securing the payment to the Partnership of each respective Installment of Capital Contribution of such Partner subsequent to the First Installment (the "Future Installments"). The Partnership shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State (the "UCC") with respect to such Interest. Each of the Investment Limited Partner and the Missouri Limited Partner further agrees to execute and deliver to the Partnership such UCC Financing Statements and other documents and instruments and to take such further actions as may be reasonably necessary or appropriate in the opinion of counsel to the Partnership in order to perfect and maintain the first priority security interest granted hereby. In the event that the Partnership has conclusively satisfied the conditions and procedures for payment as set forth in Sections 5.1(a) and 5.1(b) (the "Payment Conditions") and either the Investment Limited Partner or the Missouri Limited Partner fails to make a Future Installment by the date required therefor, such Partner shall be considered to be in default in respect to such payment obligations and the Partnership may mail a written notice to such defaulting Partner of the existence of such default and demand that such default be cured within the twenty (20)-day period after the Partnership mails such notice (as evidenced by the postmark date of the notice) (the "Cure Period"), and failing either (i) payment in full of such amount within the Cure Period, or (ii) receipt within the Cure Period from such Partner of a written notification stating which Payment Condition has not been achieved, the Partnership may then exercise any and all remedies available to it hereunder or at law or in equity. Any action or suit which arises in connection with any dispute between the Partnership and any Partner as to whether a Payment Condition has been met shall be litigated only in courts of record located in Missouri, and each Partner hereby (i) consents and submits to the personal jurisdiction of any state or federal court located within Missouri, (ii) waives any right to transfer or change the venue of any such litigation to a court located outside of Missouri, and (iii) agrees to service of process, to the extent permitted by law, by mail addressed to such Partner's then current address as indicated on Schedule A hereto, as the same may be amended from time to time. The Partnership and any Partner shall be entitled to bid for and purchase all or any part of the Interest being sold at any sale conducted pursuant to, or as permitted under, the UCC. In order to realize upon the security interest granted herein, the Partnership may sell or otherwise dispose of the Interest of a Partner defaulting in the payment of a Future Installment due hereunder at public sale, with or without having the Interest at the place of sale and upon such terms and in such manner as the Partnership may determine. The Partnership shall give each Partner at least ten (10) days' prior written notice of the time and place of any public sale of the Interest or other intended disposition thereof. Such notice may be mailed to the Partners at the addresses set forth in Schedule A, as the same may be amended from time to time.

    5.2  Return of Capital Contributions

    (a)  Failure to Complete and Loss of the Tax Credit.  If (i) by
December 31, 1998 (or any later date fixed by the General Partners with the Consent of the Investment Limited Partner) less than 48 apartment units in the Apartment Complex shall have been occupied by tenants so that the Minimum Set-Aside Test shall have been met with all such occupancy being under executed leases which shall have received any necessary Agency or Lender approvals and with the forty-two (42) low-income units being rented at rental levels meeting the requirements of the Rent Restriction Test, or (ii) the Partnership shall fail to meet the Minimum Set-Aside Test or the Rent Restriction Test by the close of the first year of the Credit Period and/or fails to continue to meet any such Test at any time during the 60-month period commencing on such date, or (iii) prior to Permanent Mortgage Commencement, (a) foreclosure proceedings shall have commenced under any Mortgage, (b) any of the commitments of the Lenders to provide the Mortgages and/or any subsidy financing shall be terminated or withdrawn and not reinstated or replaced within 90 days with terms equally or more favorable to the Investment Limited Partner or terms for which the Consent of the Investment Limited Partner and (if required) the approval of the applicable Lender and any Agency shall have been obtained, or
(c) any such Lender shall have irrevocably refused to make any further advances under its respective Mortgage and such decision shall not have been reversed or such Lender replaced within 60 days, or (iv) First Mortgage Closing does not occur by January 30, 1997 (or any later date fixed by the General Partners with the Consent of the Investment Limited Partner), or (v) Permanent Mortgage Commencement shall not have been achieved by April 1, 1997 (or any later date fixed by the General Partners with the Consent of the Investment Limited Partner), or (vi) if at any time it shall be determined by the Service or by the Tax Accountants that as of December 31, 1996 the Partnership had not incurred capitalizable costs with respect to the Apartment Complex of at least ten per cent (10%) of the Partnership's reasonably expected basis in the Apartment Complex as of December 31, 1998, or (vii) by March 15, 1997 (or any later date fixed by the General Partners with the Consent of the Investment Limited Partner) the Investment Limited Partner shall not have received the Cost Certification, or (viii) the General Partners fail at any time to fulfill their obligations under Section 6.10, , then the General Partners shall within 15 days of the occurrence thereof, send to the Investment Limited Partner, the Missouri Limited Partner and the Special Limited Partner notice of such event and of their obligation to repurchase the Interests of the Investment Limited Partner, the Missouri Limited Partner and the Special Limited Partner by paying to the Investment Limited Partner, the Missouri Limited Partner and the Special Limited Partner an amount equal to each such Partner's Invested Amount in the event the Investment Limited Partner, the Missouri Limited Partner and/or the Special Limited Partner so requires. If either the Investment Limited Partner, the Missouri Limited Partner or the Special Limited Partner elects to require a repurchase of its Interest and the payment to it of an amount equal to its Invested Amount, it shall send notice thereof to the Partnership within 30 days after the mailing date of the General Partners' notice, or at any time after the occurrence of any of the foregoing if the General Partners shall not have sent such a notice thereof, and the General Partners shall within ninety (90) days thereafter repurchase the Interest of such Partner by paying to such Partner an amount equal to its Invested Amount.

    (b) Lender Disapproval. If any Lender shall disapprove, or fail to give any required approval of, the Investment Limited Partner, the Missouri Limited Partner and/or the Special Limited Partner as a Limited Partner hereunder within 180 days of their respective Admission Date, then the Partner being disapproved or not approved shall, effective as of such time or such later time as may be selected by the Partner being disapproved or not approved (or such other time as may be specified by the Lender in its disapproval), at the option of the Partner being disapproved or not approved (if not directed by the Lender to withdraw), cease to be a Limited Partner. The General Partners shall, within 10 days of the effective date of the termination pay to the Partner being disapproved or not approved an amount equal to its Invested Amount plus the amount of any third party costs incurred by or on behalf of such Partner in implementing this Section 5.2(b).

    (c) Substitution and Indemnification. Upon the receipt by the Invest-ment Limited Partner, the Missouri Limited Partner and/or the Special Limited Partner of the amount due to it pursuant to either Section 5.2(a) or
Section 5.2(b), the Interest of such Partner shall terminate, and the General Partners shall indemnify and hold harmless such Partner from any losses, damages, and liabilities to which such Partner (as a result of its participation hereunder) may be subject.

    (d) Waiver of Repurchase Right. The Investment Limited Partner and the Missouri Limited Partner shall have the right to irrevocably waive their right to have their Interest repurchased pursuant to any clause or clauses of
Section 5.2(a), or any portion thereof, and/or Section 5.2(b) at any time during which any of such rights shall be in effect. Such a waiver shall be exercised by delivery to the General Partners of a written notice stating that the rights being waived pursuant to any specified clause or clauses of Section 5.2(a), or any specified portion thereof, and/or Section 5.2(b) are thereby waived from that date forward.

    (e) Additional General Partner. If the General Partners shall fail to make on the due date therefor any payment required under Section 5.2(a) or
Section 5.2(b), time being of the essence, at any time thereafter the Special Limited Partner shall have the option, exercisable in its sole discretion, to cause itself or its designee to be admitted as an additional General Partner, receiving from the pre-existing General Partners, proportionally out of their Interests, in consideration of $10, a one per cent (1%) interest in the pro-fits, losses, tax credits and distributions of the Partnership, with the Special Limited Partner retaining its status as such and its economic interest in the Partnership as the Special Limited Partner not being effected thereby. Upon any such admission of the Special Limited Partner as an additional General Partner, each of the other General Partners hereby agrees that all of its rights and powers hereunder as a General Partner shall automatically be irrevocably delegated to the Special Limited Partner pursuant to Section 6.13 without the necessity of any further action by any Partner. Each Partner hereby grants to the Special Limited Partner an irrevocable (to the extent permitted by applicable law) power of attorney coupled with an interest to take any action and to execute, deliver and file or record any and all docu-ments and instruments on behalf of such Partner and the Partnership as the Special Limited Partner may deem necessary or appropriate in order to effectuate the provisions of this Section 5.2(e) and to allow the additional General Partner to manage the business of the Partnership. The admission of the Special Limited Partner as an additional General Partner shall not relieve any other General Partner of any of its economic obligations hereunder, and each other General Partner shall fully indemnify and hold harmless the additional General Partner against any and all losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained in connection with its capacity as a General Partner.


ARTICLE VI

Rights, Powers and Duties of General Partners

    6.1  Authorized Acts

    Subject to Section 6.2, Section 6.3 and all other provisions of this Agreement, the General Partners for, in the name and on behalf of the Partner-ship are hereby authorized to do the following in furtherance of the purposes of the Partnership:

    (1) To acquire by purchase, lease, exchange or otherwise any real or personal property;

    (2) To construct, operate, maintain, finance and improve, and to own, sell, convey, assign, mortgage or lease any real estate and any personal property;

    (3) To borrow money and issue evidences of indebtedness and to secure the same by mortgage, pledge or other lien on the Apartment Complex or any other assets of the Partnership;

    (4) To execute the Mortgages, the other Project Documents and all such other documents as the General Partners deem necessary or appropriate in connection with the acquisition, development and financing of the Apartment Complex;

    (5) To prepay in whole or in part, refinance or modify any Mortgage or any other financing affecting the Apartment Complex;

    (6) To employ the Management Agent (which, subject to Agency approval, may be an Affiliate of the General Partners) and to pay reasonable compensation for its services;

    (7) To execute contracts with any Agency, the State or any subdivision or agency thereof or any other government agency to make apartments or tenants in the Apartment Complex eligible for any public-subsidy program;

    (8) To execute leases of some or all of the apartment units of the Apartment Complex to a public housing authority and/or to a non-profit corporation, cooperative or other non-profit Entity; and

    (9) To enter into any kind of activity and to perform and carry out contracts of any kind which may be lawfully carried on or performed by a partnership and to file all certificates and documents which may be required under the laws of the State.

    6.2  Restrictions on Authority

    (a) Notwithstanding any other Section of this Agreement, the General Partners shall have no authority to (i) knowingly perform any act in violation of applicable law, Agency or other government regulations, requirements of any Lender, or the Project Documents or (ii) even unknowingly, perform any act in violation of applicable law, Agency or other government regulations, require-ments of any Lender, or the Project Documents if such act would or could materially adversely effect the Apartment Complex, the Partnership, the Investment Limited Partner or the Missouri Limited Partner. In the event of any conflict between the terms of this Agreement and any applicable Agency or other government regulations or requirements of any Lender, the terms of such regulations or requirements shall govern. Neither shall the General Partners have any authority to do any of the following acts without the Consent of the Investment Limited Partner and the prior written consent of the Special Limited Partner:

    (1) To have borrowings in excess of $20,000 in the aggregate at any one time outstanding on the general credit of the Partnership, except borrowings constituting Subordinated Loans;

    (2) To borrow from the Partnership or commingle Partnership funds with funds of any other Person;

    (3) Following the Completion Date, to construct any new or replacement capital improvements on the Apartment Complex which substantially alter the Apartment Complex or its use or which are at a cost in excess of $20,000 in a single Partnership fiscal year, except (a) replacements and remodeling in the ordinary course of business or under emergency conditions or (b) construction paid for from insurance proceeds;

    (4)  To acquire any real property in addition to the Apartment Complex;

    (5) Following Permanent Mortgage Commencement, to modify the terms of or refinance any Mortgage;

    (6) To rent apartments in the Apartment Complex such that the Apartment Complex would not meet the requirements of the Minimum Set-Aside Test or the Rent Restriction Test;

    (7) To sell, exchange or otherwise convey or transfer the Apartment Complex or substantially all the assets of the Partnership;

    (8)  To terminate any agreement with any Agency;

    (9) To cause the Partnership to commence a proceeding seeking any decree, relief, order or appointment in respect to the Partnership under the federal bankruptcy laws, as now or hereafter constituted, or under any other federal or state bankruptcy, insolvency or similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Partnership or for any substantial part of the Partnership's business or property, or to cause the Partnership to consent to any such decree, relief, order or appointment instituted by any Person other than the Partnership;

    (10) To amend the Option and Right of First Refusal Agreement; or

    (11) To do any act required to be approved or ratified by all limited partners under the Uniform Act.

    (b) Neither the Investment General Partner nor any Affiliate thereof shall be given an exclusive right to sell, or exclusive employment to sell, the Apartment Complex.

    6.3  Personal Services

    No General Partner or Affiliate thereof shall receive any salary or other compensation except as may be provided in Section 6.12 and Article XI hereof or for construction, rehabilitation and/or related services performed by such General Partner or Affiliate in accordance with a reasonable and competitive fee arrangement or for fees earned in connection with optional tenant services provided under the Contract For Dining Services or the Contract For Personal Services. Any Partner may engage independently or with others in other business ventures of every nature and description including the ownership, operation, management, syndication and development of competing real estate; neither the Partnership nor any other Partner shall have any rights in and to such independent ventures or the income or profits derived therefrom.

    6.4  Business Management and Control; Tax Matters Partner

    Subject to the provisions of this Agreement, the General Partners shall have the exclusive right to control the business of the Partnership. The Investment Limited Partner and the Missouri Limited Partner shall have no right to take part in the management or control of the business of the Partnership or to transact any business in the name of the Partnership. No provision of this Agreement which makes the Consent of the Investment Limited Partner a condition for the effectiveness of an action taken by the General Partners is intended, and no such provision shall be construed, to give the Investment Limited Partner any participation in the control of the Partnership business. Each of the Special Limited Partner, the Missouri Limited Partner and the Investment Limited Partner hereby consents to the exercise by the General Partners of the powers conferred on them by law and this Agreement, and the General Partners agree to exercise control of the business of the Partnership only in accordance with the provisions of this Agreement. Notwithstanding the foregoing, in no event may the provisions of this Section
6.4 be invoked by any General Partner or by any other Person as a defense against or as an impediment to the ability of either the Investment Limited Partner, the Missouri Limited Partner or the Special Limited Partner to take any action hereunder. All Partners hereby agree that Mary Ryder Home shall serve as the "Tax Matters Partner." In the case of litigation, the Tax Matters Partner is required to file suit in the United States Tax Court unless the Consent of the Investment Limited Partner is obtained to file suit in the United States Claims Court or the United States District Court. Nothing herein shall be construed to restrict the Partnership from engaging the Auditors to assist the Tax Matters Partner in discharging its duties hereunder. If the General Partner designated as the Tax Matters Partner withdraws from the Partnership, the Partnership shall designate a successor Tax Matters Partner in accordance with Treasury Regulation Sections 301.6231(a)(7)-1(T) or any successor Regulation. The Partnership shall notify the Service of the designation of a successor Tax Matters Partner for such year as well as for all prior years that the Withdrawn General Partner was serving as Tax Matters Partner.

    6.5  Duties and Obligations

    (a) The General Partners shall manage the affairs of the Partnership to the best of their ability, shall use their best efforts to carry out the purpose of the Partnership, and shall devote to the Partnership such time as may be necessary for the proper performance of their duties and the business of the Partnership. The General Partners shall promptly take all action which may be necessary or appropriate for the proper development, maintenance and operation of the Apartment Complex in accordance with the provisions of this Agreement, the Project Documents and applicable laws and regulations including, without limitation, funding the Construction and Development Fee to the extent Capital Contributions are insufficient. The General Partners are responsible for the management and operation of the Partnership, including the oversight of the rent-up and operational stages of the Apartment Complex.

    (b) The General Partners shall use their best efforts to cause the Partnership to generate Cash Flow for distribution to the Partners at the maximum realizable level in view of (i) any applicable Agency and other regulations, (ii) the Minimum Set-Aside Test, and (iii) the Rent Restriction Test, and, if necessary, the General Partners shall also use their best efforts to obtain approvals and implementation of appropriate adjustments in the rental schedule of the Apartment Complex.

    (c) The General Partners shall cause the Partnership to obtain and keep in force, during the term of the Partnership, comprehensive casualty insurance, including, but not limited to, fire and other risks generally included under "extended coverage" policies, workmen's compensation and public liability insurance in favor of the Partnership (i) with such companies and in such amounts as shall be satisfactory to the Lenders and any applicable governmental agency, or, if the Apartment Complex is no longer subject to Lender or agency regulation or requirements, as shall be customary for apartment complexes similar to the Apartment Complex, and (ii) in amounts which shall be (A) no less than those amounts which are customary in the area for apartment complexes such as the Apartment Complex, (B) in the case of the "extended coverage" portion, no less than the full original replacement value of the Apartment Complex, (C) no less than such amounts as may be reasonably requested by the Investment Limited Partner and/or the Special Limited Partner from time to time, and (D) in any event, sufficient to prevent the Partnership from becoming a co-insurer under any such policies. No deductibles on such policies may exceed $500. The public liability insurance in favor of the Partnership shall be in an amount not less than $4,000,000, of which up to $3,000,000 may be provided under an umbrella policy. Through the Completion Date, or such later date as may be required by any Lender or any applicable governmental agency, the General Partners shall also cause the Partnership to obtain and keep in force a builder's risk policy in favor of the Partnership in an amount not less than the greater of (i) the full replacement value of the Apartment Complex (excluding the value of the underlying land, the site utilities and the foundations) or (ii) such other amount as shall be required by any Agency or Lender. Throughout the term of the Partnership, the General Partners shall provide copies of all such policies (or binders) to the Investment Limited Partner promptly after their receipt thereof or upon request but no less frequently than annually. The General Partners shall cause the applicable insurer to name each of the Investment Limited Partner and the Special Limited Partner as an "additional insured" on each Partnership insurance policy. Prior to the expiration date for any such Partnership insurance policy, the General Partners shall deliver to the Investment Limited Partner a copy of the comparable new or replacement policy, including all endorsements, exhibits and riders thereto.

    (d) The obligations of the General Partners hereunder shall be the joint and several obligations of each General Partner. Except as otherwise provided in Sections 4.5(b) and 7.1, such obligations shall survive any Withdrawal of a General Partner from the Partnership.

    (e)(1) The General Partners shall establish and maintain reasonable reserves to provide for working capital needs, improvements, replacements and any other contingencies of the Partnership as required by the Lenders and any Agency. At a minimum, the General Partners shall cause the Partnership to annually deposit, commencing in 1997, $8,707 from its Cash Flow into replacement reserves; to the extent that Cash Flow (as determined before deduction of this reserve deposit) for any year shall be insufficient to make such deposit in full, the General Partners shall fund such shortfall from their own funds as a Subordinated Loan. Withdrawals and expenditures from the replacement reserve are subject to the written approval of the Lenders and any Agency, as required.

    (e)(2) In addition to the requirements of Section 6.5(e)(1), in order to meet operating expenses of the Partnership which exceed operating income available for the payment thereof, at or prior to Admission Date, the General Partners shall cause the Partnership to deposit $136,000 into a segregated reserve account to fund an operating deficit reserve fund (the "Working Capital Reserve") which must remain funded until the achievement of the Reserve Release Date. Disbursements from or the release of the Working Capital Reserve shall be made only with the Consent of the Investment Limited Partner and the written approval of the Lenders and any Agency, as required.

    (f) Each General Partner shall be bound by the Project Documents, and no additional General Partner shall be admitted if he, she or it has not first agreed to be bound by this Agreement (and assume the obligations of a General Partner hereunder) and by the Project Documents to the same extent and under the same terms as the other General Partners.

    (g) The General Partners shall take all actions necessary to ensure that the Investment Limited Partner receives the full amount of the Projected Credit and that the Missouri Limited Partner receives the full amount of the Projected Missouri Credit, including, without limitation, the rental of apartments to appropriate tenants and the filing of annual certifications as may be required. In this regard, the General Partners shall, inter alia, cause (i) the Partnership to satisfy all requirements imposed from time to time under the Code with respect to rental levels and occupancy by qualified tenants by the close of the first year of the Credit Period so as to permit the Partnership to be entitled to the Tax Credit throughout the compliance period specified in the Code, (ii) the Partnership will comply with all State Tax Credit monitoring procedures, (iii) all 42 low-income dwelling units in the Apartment Complex to be leased for periods of not less than six months to persons satisfying the Rent Restriction Test, (iv) the Partnership to make all appropriate Tax Credit elections in a timely fashion, and (v) all rental units in the Apartment Complex to be of equal quality and all Apartment Complex amenities, other than optional services provided under the Contract For Dining Services or the Contract For Personal Services, to be made available to low-income tenants on a comparable basis without separate fees.

    (h) On or before the Admission Date, the General Partners shall provide the Investment Limited Partner with an appraisal of the Apartment Complex prepared by a competent independent appraiser.

    (i) The General Partners shall (i) not store (except in compliance with all laws, ordinances, and regulations pertaining thereto) or dispose of any Hazardous Material at the Apartment Complex, or at or on any other Site or Vessel owned, occupied, or operated either by any General Partner, any Affiliate of a General Partner, or any Person for whose conduct any General Partner is or was responsible; (ii) neither directly nor indirectly transport or arrange for the transport of any Hazardous Material (except in compliance with all laws, ordinances, and regulations pertaining thereto); (iii) provide the Limited Partners with written notice (x) upon any General Partner's obtaining knowledge of any potential or known release, or threat of release, of any Hazardous Material at or from the Apartment Complex or any other Site or Vessel owned, occupied, or operated by any General Partner, any Affiliate of a General Partner or any Person for whose conduct any General Partner is or was responsible or whose liability may result in a lien on the Apartment Complex; (y) upon any General Partner's receipt of any notice to such effect from any federal, state, or other governmental authority; and (z) upon any General Partner's obtaining knowledge of any incurrence of any expense or loss by any such governmental authority in connection with the assessment, containment, or removal of any Hazardous Material for which expense or loss any General Partner may be liable or for which expense or loss a lien may be imposed on the Apartment Complex.

    (j) The General Partners shall promptly request in writing of each Lender that such Lender cause the Investment Limited Partner to be named as an "interested party" in the respective Mortgage documents, so that such Lender will notify the Investment Limited Partner of any default or other problem under its respective Mortgage.

    (k) The General Partners shall take all action necessary to ensure that the Apartment Complex operates in accordance with all the rules, regulations and limitations governing a Residential Care Facility II under the laws of the State.

    6.6  Representations and Warranties

    The General Partners represent and warrant to the Investment Limited Partner, the Missouri Limited Partner and the Special Limited Partner as follows:

    (1) The Partnership is a duly organized limited partnership validly existing and in good standing under the laws of the State and has complied with all filing requirements necessary for the protection of the Investment Limited Partner, the Missouri Limited Partner and the Special Limited Partner.

    (2) No event or proceeding has occurred or is pending or threatened which would (a) materially adversely affect the Partnership or its properties, or (b) materially adversely affect the ability of the General Partners or any of their Affiliates to perform their respective obligations hereunder or under any other agreement with respect to the Apartment Complex, other than legal proceedings which have been bonded against in such manner as to stay the effect of the proceedings or otherwise have been adequately provided for.
This subparagraph shall be deemed to include, without limitation, the following: (x) legal actions or proceedings before any court, commission, administrative body or other governmental authority having jurisdiction over the zoning applicable to the Apartment Complex; (y) labor disputes; and
(z) acts of any governmental authority.

    (3) No default (or event which, with the giving of notice or the passage of time or both, would constitute a default) has occurred and is continuing under this Agreement or under any material provision of the Project Documents, and the same are in full force and effect.

    (4) From and after Permanent Mortgage Commencement, no Partner or Related Person will bear the Economic Risk of Loss with respect to any Mortgage.

    (5) The Apartment Complex has been completed in conformity with the Project Documents. There is no violation by the Partnership or the General Partners of any zoning or similar regulation applicable to the Apartment Complex which could have a material adverse effect thereon, or, to the best of the knowledge of the General Partners after due inquiry, of any environmental or similar regulation applicable to the Apartment Complex which could have a material adverse effect thereon, and the Partnership has complied with all applicable municipal and other laws, ordinances and regulations relating to such construction and use of the Apartment Complex.

    (6) The Partnership owns good and marketable fee simple title to the Apartment Complex, subject to no material liens, charges or encumbrances other than those which (a) are permitted by the Project Documents and are noted or excepted in the Title Policy, or, after the issuance thereof, the Updated Title Policy, and (b) do not materially interfere with use of the Apartment Complex (or any part thereof) for its intended purpose or have a material adverse effect on the value of the Apartment Complex.

    (7) The execution and delivery of all instruments and the performance of all acts heretofore or hereafter made or taken pertaining to the Partnership or the Apartment Complex by each Affiliate of the General Partners which is a corporation have been or will be duly authorized by all necessary corporate or other action, and the consummation of any such transactions with or on behalf of the Partnership will not constitute a breach or violation of, or a default under, the charter or by-laws of such Affiliate or any agreement by which such Entity or any of its properties is bound, nor constitute a violation of any law, administrative regulation or court decree.

    (8) Any General Partner which is a corporation (a "Corporation") has been duly organized, is validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power to be a General Partner and to perform its duties and obligations as contemplated by this Agreement and the Project Documents. Neither the execution and delivery by any Corporation of this Agreement nor the performance of any of the actions of any Corporation contemplated hereby has constituted or will constitute a violation of (a) the articles of organization or by-laws of such Corporation,
(b) any agreement by which such Corporation is bound or to which any of its property or assets is subject, or (c) any law, administrative regulation or court decree.

    (9)  Any General Partner which is a limited liability company (an
"LLC") has been duly organized, is validly existing and in good standing under the laws of its state of organization and has all requisite power to be a General Partner and to perform its duties and obligations as contemplated by this Agreement and the Project Documents. Neither the execution and delivery by an LLC of this Agreement nor the performance of any of the actions of any LLC contemplated hereby has constituted or will constitute a violation of (a) the articles of organization or the operating agreement of such LLC, (b) any agreement by which such LLC is bound or to which any of its property or assets is subject, or (c) any law, administrative regulation or court decree.

    (10) No Event of Bankruptcy has occurred with respect to any General
Partner.

    (11) From and after the Admission Date, all accounts of the Partnership required to be maintained under the terms of the Project Documents, including, but not necessarily limited to, any account for replacement reserves, shall be funded to the levels required by any Agency and each Lender, to the extent required by any Agency, and by each Lender.

    (12) The General Partner has a net worth equal to at least $50,000 of which not less than $25,000 constitutes liquid assets.

    (13) All payments and expenses required to be made or incurred in order to complete construction of the Apartment Complex in conformity with the Project Documents, to satisfy all requirements under the Project Documents and/or which form the basis for determining the principal sum of the Mortgages and to pay the Construction and Development Fee and interest thereon have been or will be paid or provided for utilizing only (a) the funds available from the Mortgages, (b) the Capital Contributions of the Limited Partners, (c) the Capital Contributions of the General Partners in the amounts set forth on Schedule A as of the Admission Date, (d) the available net rental income, if any, earned by the Partnership prior to Permanent Mortgage Commencement (to the extent that it is permitted to be used for such purposes by each Lender,
(e) any insurance proceeds, and (f) the funds furnished by the General Partners pursuant to Sections 6.5(a) and 6.11.

    (14) The amount of Tax Credit which is expected to be allocated by the Partnership to the Investment Limited Partner is $277,058 for 1997, $285,995 per annum for each of the years 1998 through 2006 (inclusive) and $8,937 for 2007. The amount of Missouri Low-Income Housing Tax Credit which is expected to be allocated by the Partnership to the Missouri Limited Partner is $111,942 for 1997, $115,553 per annum for each of the years 1998 through 2006 (inclusive) and $3,611 for 2007.

    (15) The Apartment Complex has been developed in a manner which satisfies and shall continue to satisfy, all restrictions, including tenant income and rent restrictions, applicable to projects generating Tax Credits.

    (16) The General Partners have provided to the Investment Limited
Partner a complete copy of a "Phase I" hazardous waste site assessment report for the Apartment Complex. To the best of the knowledge of the General Partners after due inquiry, no General Partner, Affiliate of a General Partner, Person for whose conduct any General Partner is or was responsible, has ever: (i) owned, occupied, or operated a Site or Vessel on which any Hazardous Material was or is stored (except if such storage was and is at all times in compliance with all laws, ordinances, and regulations pertaining thereto) transported, or disposed of; (ii) directly or indirectly transported, or arranged for transport, of any Hazardous Material (except if such transport was and is at all times in compliance with all laws, ordinances and regulations pertaining thereto); (iii) caused or was legally responsible for any release or threat of release of any Hazardous Material; (iv) received notification from any federal, state or other governmental authority of
(x) any potential, known, or threat of release of any Hazardous Material from the Apartment Complex or any other Site or Vessel owned, occupied, or operated by any General Partner, by any Affiliate of a General Partner, by any Person for whose conduct any General Partner is or was responsible or whose liability may result in a lien on the Apartment Complex; or (y) the incurrence of any expense or loss by any such governmental authority or by any other Person in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from the Apartment Complex or any such Site or Vessel.

    (17) Except as contained in reports previously provided to the Limited Partners, to the best of the General Partners' knowledge, no Hazardous Material was ever or is now stored on (except to the extent any such storage was at all times in compliance with all laws, ordinances, and regulations pertaining thereto), transported, or disposed of on the land comprising the Apartment Complex.

    (18) The General Partners have fulfilled and will continue to fulfill all of their duties and obligations under Section 6.5.

    (19) There shall at all times throughout the Compliance Period be a "qualified non-profit organization" as that term is defined in Section 42(h)(5)(C) of the Code which, as required by Section 42(h)(5)(B) of the Code,
(A) owns an interest in the Apartment Complex (directly or through a partnership) and (B) materially participates (within the meaning of Section 469(h) of the Code) in the development and operation of the Apartment Complex. For the purposes of this Section 6.6(19), the treatment of subsidiaries shall be in accordance with Section 42(h)(5)(D) of the Code.

    (20) Mary Ryder Home, the General Partner of the Partnership, is a not-for-profit corporation which is a qualifying corporation under Section 501(c)(3) of the Code and is exempt from tax under Section 501(a) of the Code.

    (21) The Apartment Complex is currently and will continue to be licensed as a Residential Care Facility II under the laws of the State. The services available to tenants of the Apartment Complex under the Contract For Dining Services and the Contract For Personal Services are strictly optional services to which tenants do not have to avail themselves as a condition of occupancy for an apartment unit in the Apartment Complex. For tenants not electing to utilize the services provided under the Contract For Dining Services, practical alternatives and facilities (including separate kitchen facilities) exist for tenants to obtain and prepare meals within the Apartment Complex. All bathing and dressing services are offered at no additional costs to the tenants of the Apartment Complex.

    (22) The Apartment Complex does not employ skilled nursing personnel and tenants cannot receive skilled nursing care at the Apartment Complex.

    (23) Each of the forty-eight (48) apartment units in the Apartment Complex has a lock on its door.

    6.7  Liability on the Mortgages

    Neither any General Partner nor any Related Person shall at any time bear the Economic Risk of Loss for the payment of any portion of any Mortgage, and the General Partners shall not permit any other Partner or any Related Person to bear the Economic Risk of Loss for the payment of any portion of any Mortgage, except as may be expressly permitted pursuant to Article III.

    6.8  Indemnification of the General Partners

    (a) No General Partner nor any Affiliate thereof shall have liability to the Partnership or to any Limited Partner for any loss suffered by the Partnership which arises out of any action or inaction of any General Partner or Affiliate thereof if such General Partner or Affiliate thereof in good faith determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute gross negligence or misconduct of such General Partner or Affiliate thereof.

    (b) A General Partner or any Affiliate thereof may be indemnified by the Partnership against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained in connection with the Partnership, provided that all of the following conditions are met: (i) such General Part-ner has determined, in good faith, that the course of conduct which caused the loss, judgment, liability, expense or amount paid in settlement was in the best interests of the Partnership; and (ii) such loss, judgment, liability, expense or amount paid in settlement was not the result of gross negligence or misconduct on the part of such General Partner or Affiliate thereof; and (iii) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership, and not from the Limited Partners.

    (c) Notwithstanding the above, no General Partner or any Affiliate thereof performing services for the Partnership or any broker-dealer shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving secu-rities laws violations as to the particular indemnitee and the court approves the indemnification of such litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such litigation costs or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall, prior to seeking court approval for such indemnification, place before the court the positions of the Securities and Exchange Commission, the Massachusetts Securities Division, the Missouri Securities Commission, the Tennessee Securities Division, and any other appli-cable state securities administrator with respect to the issue of indemnifica-tion for securities law violations.

    (d) The Partnership shall not incur the cost of the portion of any insurance, other than public liability insurance, which insures any party against any liability as to which such party is herein prohibited from being indemnified.

    (e) For purposes of this Section 6.8 only, the term "Affiliate" shall mean any Person performing services on behalf of the Partnership who (i) directly or indirectly controls, is controlled by or is under common control with a General Partner; (ii) owns or controls 10% or more of the outstanding voting securities of a General Partner; (iii) is an officer, director, partner or trustee of a General Partner; or (iv) if a General Partner is an officer, director, partner or trustee, is any company for which such General Partner acts in any such capacity.

    6.9  Indemnification of the Partnership and the Limited Partners

    (a) The General Partners will indemnify and hold the Partnership and the Limited Partners harmless from and against any and all losses, damages and liabilities which the Partnership or any Limited Partner may incur by reason of the (a) past, present or future actions or omissions of the General Part-ners or any of their Affiliates constituting gross negligence or misconduct, or (b) any liabilities to which either the Partnership or the Apartment Complex is subject; provided, however, that the foregoing indemnification shall not apply to (i) the Mortgages or (ii) necessary contractual obligations incurred pursuant to Agency or Lender requirements in connection with the operation of the Apartment Complex in the ordinary course of business.

    (b) Notwithstanding the foregoing, no General Partner shall be liable to a Limited Partner or the Partnership for any act or omission for which the Partnership is required to indemnify such General Partner under Section 6.8.

    (c) The General Partners shall indemnify, defend, and hold the Limited Partners harmless from and against any claim brought or threatened against the Limited Partners or loss (as well as from any and all attorneys' fees and expenses incurred in connection with any such claim or loss) on account of the presence of any Hazardous Material at the Apartment Complex. Any claim or loss described in the immediately preceding sentence may be defended, compro-mised, settled, or pursued by the Limited Partners with counsel of the Limited Partners' selection, but at the expense of General Partners. Notwithstanding anything else set forth herein, this indemnification shall survive the with-drawal of any General Partner and/or the termination of this Agreement.

    6.10  Operating Deficits

    Subject to the prior written consent of any Agency (if such consent shall be required under applicable Agency regulations), the General Partners shall be obligated from the later to occur of (i) Permanent Mortgage Commencement or (ii) the Admission Date to promptly advance funds to meet operating expenses (including full payment of the Asset Management Fee, the Missouri Asset Management Fee and reserve deposits required pursuant to
Section 6.5(e) or by any Agency or any Lender) and debt service obligations of the Partnership which exceed operating income available for the payment thereof. In the event that the General Partners shall fail to make any such advances as aforesaid, (a) the Partnership shall utilize amounts (the "Applied Amounts") otherwise payable to the General Partners or Affiliates thereof under Section 6.12 and/or Article X to meet the obligations of the General Partners pursuant to this Section 6.10, with such utilization of Applied Amounts constituting payment and satisfaction of the corresponding amounts payable to the General Partners or Affiliates thereof under Section 6.12 and/or Article X, with the proceeds thereof being applied to such obligations, and with the obligation of the Partnership to make such payments to the General Partners or Affiliates thereof pursuant to Section 6.12 and/or Article X shall be deemed satisfied to the extent thereof and (b) the Special Limited Partner shall have the option, exercisable in its sole discretion, to cause it or one or more of its designees to be admitted to the Partnership as additional General Partner(s). An additional General Partner so admitted shall automatically, without the need for any further action by any Partner, become the Managing General Partner and be delegated all of the power and authority of all of the General Partners pursuant to Section 6.13, and each Partner hereby grants to any such additional General Partner a power of attorney, coupled with an interest and irrevocable to the extent permitted by law, to execute and deliver any and all instruments and documents which it believes to be necessary or appropriate in order to accomplish the purposes of this Section 6.10 and to manage the business of the Partnership. The admission of an additional General Partner shall not relieve any other General Partner of any of its obligations hereunder, and each other General Partner shall fully indemnify and hold harmless each additional General Partner from and against any and all losses, liabilities, expenses and amounts paid in settlement of any claims sustained in connection with its capacity as a General Partner. For the purpose of this Section 6.10, all expenses shall be paid on a sixty (60)-day current basis. Moreover, the General Partners may in their sole discretion at any time advance funds to the Partnership to pay operating expenses of the Partnership in order to facilitate the Partnership's compliance with the Rent Restriction Test. All advances pursuant to this
Section 6.10 (including any Applied Amounts) shall be Subordinated Loans repayable with interest at the Applicable Federal Rate in accordance with the provisions of Article X. The form and provisions of all Subordinated Loans shall conform to applicable rules and regulations.

    6.11  Obligation to Complete the Construction of the Apartment Complex

    The General Partners shall complete the construction of the Apartment Complex substantially in accordance with the plans and specifications approved by any Agency and the Lenders and all requirements necessary to obtain the required certificates of occupancy for dwelling units, or cause the same to be completed, in a good and workmanlike manner, free and clear of all mechanics', materialmen's or similar liens, and shall equip the Apartment Complex or cause the same to be equipped with all necessary and appropriate fixtures, equipment and articles of personal property, and cause all necessary certificates of occupancy for all apartment units in the Apartment Complex to be obtained, all in accordance with the Project Documents. If the proceeds of the Mortgages, the net rental income, if any, of the Apartment Complex generated prior to the later of Permanent Mortgage Commencement or the Admission Date and which is permitted by each Agency and the Lenders to be utilized for any of the purposes hereinafter set forth, the Capital Contributions of the Limited Partners, the Capital Contributions of the General Partners in the amounts set forth on Schedule A as of the Admission Date, and any insurance proceeds arising out of casualties prior to the later of Permanent Mortgage Commencement or the Admission Date as available from time to time are insufficient to (i) acquire and complete the construction of the Apartment Complex and satisfy all other obligations, all as provided in the first sentence of this Section 6.11, (ii) pay the Construction and Development Fee and interest thereon, (iii) arrive at Permanent Mortgage Commencement in conformity with the Project Documents, (iv) discharge all Partnership liabilities and obligations arising out of any casualty giving rise to any such insurance proceeds, and (v) provide for all other payments and expenses required to be made or incurred through the later of Permanent Mortgage Commencement or the Admission Date, including the funding of any reserves required hereunder or under any other Project Document, the General Partners shall be responsible for and obligated to pay such deficiencies and shall, to the extent permitted under the Project Documents and any applicable regulations or requirements of the Lenders and any Agency, be reimbursed at or prior to the later of Permanent Mortgage Commencement or the Admission Date only out of the proceeds designated in this sentence available from time to time after payment of all costs described in this sentence. Any amounts not reimbursed through Permanent Mortgage Commencement or from the proceeds of the Capital Contribution of the Limited Partners as provided in Section 5.1 shall not be reimbursable or otherwise change the Interest of any Person in the Partnership but shall be borne by the General Partners; provided, however, to the extent any such amounts are properly included in the Partnership's Qualified Basis and result in an increase in the amount of Tax Credit allocated and available to the Partnership over and above the amount of Tax Credit required in order to achieve State Designation ("Includable Items"), the General Partners shall make an additional Capital Contribution in the amount of the Includable Items and the Partnership shall utilize the proceeds of such additional Capital Contribution to pay the Includable Items. In the event that the General Partners shall fail to fund any such deficiency as required by this Section 6.11, amounts otherwise payable as the Annual Partnership Management Fee, the Management Incentive Fee or distributable to the General Partners pursuant to Article X shall be applied by the Partnership to meet such obligation. Any such application of funds as described in the immediately preceding sentence shall constitute a payment of the amount of the Fee or such other item which such funds had been earmarked to pay, and the obligation of the General Partners to advance such amount under this
Section 6.11 shall be satisfied to the extent of such application.

    6.12  Certain Payments to the General Partners and Others

    (a) In consideration of their consultation, advice and other services in connection with the construction and development of the Apartment Complex, the Partnership agreed to pay to the General Partners (or their designee) a construction and development fee (the "Construction and Development Fee") in the principal amount of $546,019 which fee shall be earned in full as of the Completion Date. The Construction and Development Fee and any interest accrued thereon shall be paid at the Admission Date from the proceeds of General Partner Capital Contributions. Any portion of the Construction and Development Fee which shall not have been paid as of the date which is six months after it shall have been earned shall accrue interest at the Applicable Federal Rate in effect at the time earned from the date earned through the date of payment.

    (b) The Partnership shall pay to BCAMLP or an Affiliate thereof a fee (the "Asset Management Fee") commencing in 1997 for its services in connection with the Partnership's accounting matters relating to the Investment Limited Partner and assisting with the preparation of tax returns and the reports required by Section 12.7 in the annual amount of the lesser of (i) $3,500 or
(ii) one-half of one per cent (0.5%) of the Aggregate Cost of the Apartment Complex. The Asset Management Fee shall be payable from Cash Flow in the manner and priority set forth in Section 10.2(a). To the extent Cash Flow in any year is insufficient to pay the entire amount of the Asset Management Fee, the amount of such deficiency shall be paid directly by the General Partners to BCAMLP or an Affiliate thereof from their own funds.

    (c) The Partnership shall pay to the General Partners a non-cumulative fee (the "Annual Partnership Management Fee") commencing in 1997 for their services in connection with the administration of the day to day business of the Partnership in an annual amount equal to the lesser of (i) $5,000 per annum or (ii) the excess of (A) one-half of one-percent (0.5%) of the Aggregate Cost of the Apartment Complex over (B) the amount of the Asset Management Fee attributable to such year. The Annual Partnership Management Fee for each fiscal year of the Partnership shall be payable from Cash Flow in the manner and priority set forth in Section 10.2(a).

    (d) The Partnership shall pay to the General Partners a non-cumulative fee (the "Management Incentive Fee") commencing in 1997 for their services in planning, supervising and developing a marketing program for the Apartment Complex in an amount equal to 60% of available Cash Flow which will be paid in the manner and priority set forth in Section 10.2(a).

    (e) The Partnership shall pay to the Missouri Limited Partner or an Affiliate thereof a fee (the "Missouri Asset Management Fee") commencing in 1997 for its services in connection with the Partnership's accounting matters relating to the Missouri Limited Partner and assisting with the preparation of tax returns and reports required by Section 12.7 in the annual amount of the lesser of (i) $1,500 or (ii) one-half of one percent (0.5%) of the Aggregate Cost of the Apartment Complex. The Missouri Asset Management Fee shall be payable from Cash Flow in the manner and priority set forth in Section 10.2(a). To the extent Cash Flow in any year is insufficient to pay the entire amount of the Missouri Asset Management Fee, the amount of such deficiency shall be paid directly by the General Partners to the Missouri Limited Partner or an Affiliate thereof from their own funds.

    6.13  Delegation of General Partner Authority

    If there shall be more than one General Partner serving hereunder, each General Partner may from time to time, by an instrument in writing, delegate all or any of his powers or duties hereunder to another General Partner or General Partners.

    Every contract, deed, mortgage, lease and other instrument executed by any General Partner shall be conclusive evidence in favor of every Person relying thereon or claiming thereunder that at the time of the delivery thereof (a) the Partnership was in existence, (b) this Agreement had not been amended in any manner so as to restrict the delegation of authority among General Partners (except as shown in certificates or other instruments duly filed in the Filing Office) and (c) the execution and delivery of such instru-ment was duly authorized by the General Partners. Any Person may always rely on a certificate addressed to him and signed by any General Partner hereunder:

    (1)  As to who are the General Partners or Limited Partners hereunder;

    (2) As to the existence or nonexistence of any fact which constitutes a condition precedent to acts by the General Partners or in any other manner germane to the affairs of the Partnership;

    (3) As to who is authorized to execute and deliver any instrument or document of the Partnership;

    (4) As to the authenticity of any copy of this Agreement, the Certificate and amendments thereto; or

    (5) As to any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.


ARTICLE VII

Withdrawal of a General Partner; New General Partners

    7.1  Withdrawal

    (a) No General Partner shall Withdraw from the Partnership (other than by reason of death or adjudication of incompetence or insanity) or sell, assign or encumber his or its interest without the Consent of the Investment Limited Partner and all the other General Partners, except that if the Special Limited Partner or a designee becomes a General Partner pursuant to Section 4.5(b) or Section 5.2(e), it shall not require the consent of any other General Partner to transfer all or any portion of its interest as a General Partner, other than as may be required under the Uniform Act. In the event of any Withdrawal by a General Partner in violation of this Section 7.1, such General Partner, in addition to being subject to any and all other legal remedies which may be pursued by the Partners, shall forfeit to the Special Limited Partner or its designee, such General Partner's Interest and all unpaid fees from the Partnership and shall remain liable for all of the With-drawing General Partner's obligations under this Agreement. In addition, upon such Withdrawal and transfer, the Special Limited Partner or its designee shall automatically become a General Partner without further action by the Withdrawing General Partner or any other Partner, and each Partner hereby consents to such transfer and to the admission of the Special Limited Partner or its designee as a General Partner in such a situation. Such transfer shall occur automatically upon such Withdrawal without further action by such Withdrawing General Partner.

    (b) The General Partners must have a net worth equal to at least $50,000, of which not less than $25,000 constitutes liquid assets. If the General Partners shall at any time fail to meet the requirements of this
Section 7.1(b), then they shall be deemed to have withdrawn from the Partnership in violation of the provisions of this Section 7.1 and shall be subject to the provisions of Section 7.1(a). Notwithstanding the foregoing, the provisions of the Section 7.1(b) shall not apply to the Special Limited Partner or its designee in the event it becomes the sole General Partner.

    7.2  Obligation to Continue

    Upon the Withdrawal of a General Partner, the remaining General Partners shall have the right and obligation to continue the business of the Partner-ship employing its assets and name, all as contemplated by the Uniform Act. Within 30 days after they obtain knowledge of the Withdrawal of a General Partner, the remaining General Partners shall notify the Limited Partners of such Withdrawal.

    7.3  Withdrawal of All General Partners

    If, following the Withdrawal of a General Partner, there is no remaining General Partner, the Investment Limited Partner, the Special Limited Partner and the Missouri Limited Partner may elect to reconstitute the Partnership and continue the business of the Partnership for the balance of the term specified in Section 2.4 by selecting a successor General Partner. The Missouri Limited Partner hereby delegates to the Special Limited Partner the right to act on its behalf in connection with this paragraph and hereby grants the Special Limited Partner a power of attorney to act on its behalf in connection with this Section 7.3. If the Investment Limited Partner and the Special Limited Partner, acting on its own behalf and on behalf of the Missouri Limited Partner, elect to reconstitute the Partnership pursuant to this Section 7.3 and admit the designated successor General Partner, the relationship among the then Partners shall be governed by this Agreement.

    7.4  Interest of General Partner After Permitted Withdrawal

    In the event of the Withdrawal of a General Partner not in violation of
Section 7.1 and except as otherwise provided in Section 4.5(b), the With-drawing General Partner hereby covenants and agrees to transfer to the remaining General Partners or to a successor General Partner selected in accordance with Section 7.3, as the case may be, such portion of the With-drawing General Partner's Interest as such remaining or successor General Partners may designate, such transfer to be made in consideration of the pay-ment by the transferee of either the agreed value of such Interest, or if such value is not agreed to, the fair market value of such Interest as determined by a committee of three qualified real estate appraisers, one selected by the Withdrawing General Partner, one selected by the transferee and a third selected by the other two. The portion of the Withdrawing General Partner's Interest designated to be transferred in accordance with the provisions of this Section 7.4 shall be sufficient to ensure the continued treatment of the Partnership as a partnership under the Code and as a limited partnership under the Uniform Act, and, for the purposes of Article X, shall be deemed to be effective as of the date of Withdrawal, but the Partnership shall not make any distributions to the designated transferee until the transfer has been made. Any holder of any portion of the Interest of a Withdrawing General Partner which is not designated to be transferred to the remaining or successor General Partners pursuant to the provisions of this Section 7.4 shall become an Additional Limited Partner but (i) with the same share of the profits, losses, tax credits, Cash Flow and other distributions to which the holder of such Interest was entitled when held as a General Partner Interest, and (ii) shall not participate in the votes or Consents of the Investment Limited Partner hereunder. The admission of any successor or additional General Partner shall be subject to the consent of each Agency (if required), the consent of each Lender (if required) and the Consent of the Investment Limited Partner.


ARTICLE VIII

Transferability of Limited Partner Interests

    8.1  Assignments

    (a) Except by operation of law (including the laws of descent and dis-tribution) or Section 8.1(b), no Limited Partner may assign all or any part of its Interest without the written consent of the General Partners, the giving or withholding of which is exclusively within their discretion.

    (b) A Limited Partner, without the consent of the General Partners, may assign to any Person all or any portion of its economic benefits of ownership of its Interest; provided, however, that such assignment shall not be binding on the Partnership until there shall have been filed with the Partnership by registered mail certified copies of an executed and acknowledged assignment and the written acceptance by the assignee of all the terms and provisions of this Agreement; if such assignment and acceptance are not so filed, the Partnership need not recognize such assignment for any purpose. An assignee of a Limited Partner who does not become a Substituted Limited Partner shall have, and shall only have, the right to receive the share of allocations and distributions of the Partnership to which the assigning Limited Partner would have been entitled with respect to the Interest (or portion thereof) so assigned if no such assignment had been made by such Limited Partner. Any assigning Limited Partner whose permitted assignee becomes a Substituted Limited Partner shall thereupon cease to be a Limited Partner and shall no longer have any of the rights or privileges of a Limited Partner. Where the assignee does not become a Substituted Limited Partner, the Partnership shall recognize such assignment not later than the last day of the calendar month following receipt of notice of assignment and all documentation required in connection therewith.

    (c) Every assignee of a Limited Partner Interest (or any portion thereof) who desires to make a further assignment of his Interest shall be subject to all the provisions of this Article VIII.

    8.2  Substituted Limited Partner

    No Limited Partner shall have the right to substitute an assignee as Limited Partner in its place. Subject to Section 8.3, the General Partners may, however, in their sole discretion, permit an assignee to become a Substituted Limited Partner. The consent of the General Partners to an assignment of a Limited Partner Interest under Section 8.1 shall not, in and of itself, constitute permission under this Section 8.2.

    Any Substituted Limited Partner shall execute such instrument or instruments as shall be required by the General Partners to signify the agreement of such Substituted Limited Partner to be bound by all the provisions of this Agreement and shall pay the Partnership's reasonable legal fees and filing costs in connection with its substitution as a Limited Partner.

    8.3  Restrictions

    (a)  No Disposition may be made if such Disposition would violate
Section 13.1.

    (b) In no event shall all or any part of a Limited Partner Interest be Disposed of to a minor (other than to a descendant by reason of death) or to an incompetent.

    (c) The General Partners may, in addition to any other requirement they may impose, require as a condition of any Disposition that the transferor
(i) assume all costs incurred by the Partnership in connection therewith and
(ii) furnish them with an opinion of counsel satisfactory to counsel to the Partnership that such Disposition complies with applicable federal and state securities laws.

    (d) Any sale, exchange, transfer or other Disposition in contravention of any of the provisions of this Section 8.3 shall be void and ineffectual and shall not bind or be recognized by the Partnership.


ARTICLE IX

Borrowings

         All Partnership borrowings shall be subject to the terms of this Agreement including, but not limited to, the restrictions of Section 6.2, and may be made from any source, including Partners and their Affiliates. Any Partnership borrowings from any Partner shall be subject to the prior written consent of each Agency (if required under applicable Agency regulations or requirements) and each Lender (if required in its Mortgage documentation). If any Partner shall lend any monies to the Partnership, the amount of any such loan shall not be an increase of such Partner's Capital Contribution. If any Partner shall so lend monies, such loans shall be an obligation of the Partnership and (except for advances required by Section 6.11 and Subordinated Loans) shall be repayable to such Partner on the same basis and with the same rate of interest as would be applicable to a comparable loan to the Partnership from a third party.


ARTICLE X

Profits, Losses, Tax Credits, Distributions and Capital Accounts

    10.1  Profits, Losses and Tax Credits

    (a) Subject to Section 10.1(c) and Section 10.4 hereof, for each Partnership fiscal year or portion thereof, (i) all profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and Tax Credits incurred or accrued on or after the Commencement Date, other than those arising from a Capital Transaction, shall be allocated 99% to the Investment Limited Partner and 1% to the General Partners and (ii) all Missouri Low-Income Housing Tax Credits allocated on or after the Commencement Date shall be allocated 100% to the Missouri Limited Partner. Notwithstanding the foregoing however, to the extent that the Accountants, the Auditors, the Tax Accountants and/or the Service reach the conclusion that the allocation of 100% of the Missouri Low-Income Housing Tax Credits to the Missouri Limited Partner could lead to the allocation or distribution of any Partnership item in a ratio different from that otherwise provided herein, the allocation of the Missouri Low-Income Housing Tax Credits shall be altered so as to eliminate any such effect upon the allocation or distribution of any other Partnership item.

    (b) Except as otherwise specifically provided in this Article, all profits and losses arising from a Capital Transaction shall be allocated to the Partners as follows:

As to profits:

    First, an amount of profit equal to the aggregate negative balances (if any) in the Capital Accounts of all Partners having negative balance Capital Accounts shall be allocated to such Partners in proportion to their negative Capital Account balances until all such Capital Accounts shall have zero balances; and

    Second, an amount of profits shall be allocated to each of the Partners until the positive balance in the Capital Account of each Partner equals, as nearly as possible, the amount of cash which would be distributed to such Partner if the aggregate amount in the Capital Accounts of all Partners were cash available to be distributed in accordance with the provisions of Clauses Second, Third, Sixth Seventh, Eighth, Ninth, Tenth and Eleventh of Section 10.2(b).

As to losses:

    First, an amount of losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive balance Capital Accounts shall be allocated to such Partners in proportion to their positive Capital Account balances until all such Capital Accounts shall have zero balances; provided, however, that if the amount of losses to be so allocated is less than the sum of the positive balances in the Capital Accounts of those Partners having positive balances in their Capital Accounts, then such losses shall be allocated to the Partners in such proportions and in such amounts so that the Capital Account balances of each Partner shall equal, as nearly as possible, the amount such Partner would receive if an amount equal to the excess of (a) the sum of all Partners' balances in their Capital Accounts computed prior to the allocation of losses under this clause First over
(b) the aggregate amount of losses to be allocated to the Partners pursuant to this clause First were distributed to the Partners in accordance with the provisions of Clauses Second, Third, Sixth, Seventh, Eighth, Ninth, Tenth and Eleventh of Section 10.2(b).; and

    Second, the balance, if any, of such losses shall be allocated 1% to the General Partners and 99% to the Investment Limited Partner.

    (c) Notwithstanding the foregoing provisions of Sections 10.1(a) and 10.1(b), in no event shall any losses be allocated to the Investment Limited Partner, the Missouri Limited Partner, the Special Limited Partner or any additional General Partner admitted pursuant to Section 4.5(b) or Section 5.2(e), if and to the extent that such allocation would cause, as of the end of the Partnership taxable year, the negative balance in such Partner's Capital Account to exceed such Partner's share of Partnership Minimum Gain plus such Partner's share, if any, of Partner Non-Recourse Debt Minimum Gain. Any losses which are not allocated to a Partner by virtue of the application of this Section 10.1(c) shall be allocated to the General Partners, excluding any General Partner admitted pursuant to Section 4.5(b) or Section 5.2(e). For purposes of this Section 10.1(c), a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

    10.2  Cash Distributions Prior to Dissolution

    (a)  Cash Flow

    Subject to Lender and Agency approval (if required), Cash Flow for each fiscal year or portion thereof of the Partnership shall be applied in the following priority:

    First, $5,000 to the pro rata payment of the Asset Management Fee for such year and the Missouri Asset Management Fee for such year;

    Second, an annual payment in an amount to be determined by the General Partners may be applied to reduce the outstanding balance of the First Mortgage;

    Third, to the repayment of the principal amount of any Subordinated
Loans;

    Fourth, to the payment of the Annual Partnership Management Fee for such year;

    Fifth, 60% of remaining Cash Flow shall be applied toward the payment of the Management Incentive Fee for such year; and

    Sixth, the balance thereof, if any, shall be distributed annually, within 75 days after the end of the fiscal year, 20% to the Investment Limited Partner and 80% to the General Partners; provided, however, that during such time as any Agency and Lender regulations are applicable to the Apartment Complex, the total amount of Cash Flow which may be so distributed to the Partners in respect to any fiscal year shall not exceed such amounts as any Agency and Lender regulations permit to be distributed.

    (b)  Distributions of other than Cash Flow

    Prior to dissolution, if the General Partners shall determine from time to time that cash is available for distribution from a Capital Transaction, such cash shall be applied or distributed as follows:

    First, to the payment of all matured debts and liabilities of the Part-nership (including, but not limited to, all expenses of the Partnership inci-dent to the Capital Transaction and costs, fees, and commissions incident to the sale of the Apartment Complex), excluding (i) debts and liabilities of the Partnership to Partners or their Affiliates and (ii) all unpaid fees owing to the General Partners or their Affiliates and; to the establishment of any reserves which the General Partners and the Accountants shall deem reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

    Second, to the payment to the Investment Limited Partner of the full amount (including interest) of any Federal Credit Recovery Loans;

    Third, to the payment of the Missouri Limited Partner of the full amount (including interest) of any Missouri Credit Recovery Loans;

    Fourth, to the repayment of any Subordinated Loans, including the interest, if any, thereon;

    Fifth, to the repayment of any then-unpaid debts and liabilities owed to Partners or Affiliates thereof by the Partnership for Partnership obligations (exclusive of Federal Credit Recovery Loans, Missouri Credit Recovery Loans and Subordinated Loans) to any of them; provided, however, that any debts or obligations to be repaid to the Investment Limited Partner, the Special Limited Partner or Affiliate of either of them pursuant to this Clause Fifth shall be repaid prior to the repayment of any such debts or obligations to any other Partner or Affiliate thereof;

    Sixth, to the Investment Limited Partner in an amount equal to the amount of all federal, state and local taxes attributable to such Capital Transaction;

    Seventh, to the payment to the General Partners of their respective Invested Amounts minus any prior distributions made to them under this Clause Seventh or pursuant to Section 10.2(c), but never an amount less than zero;

    Eighth, to the payment of the Investment Limited Partner and the Special Limited Partner of their respective Invested Amounts minus any prior distributions made to them under this Clause Eighth, but never an amount less than zero;

    Ninth, to the payment of the Missouri Limited Partner of its Invested Amount minus any prior distributions made to it under this Clause Ninth, but never an amount less than zero;

    Tenth, except in the case of a Capital Transaction which constitutes a refinancing, to each Partner in an amount equal to the positive balance, if any, in each Partners' Capital Account, after the payments described in Clause First through Ninth of this Section 10.2(b) and the allocations in
Section 10.1(b) relating to these payments; and

    Eleventh, any balance 24.99% to the Investment Limited Partner, .01% to the Special Limited Partner, 74.99% to the General Partners and .01% to the Missouri Limited Partner.

    (c)  Special Distribution

    The Partnership shall make a special cash distribution to the General Partners which will be paid $49,999 from the proceeds of the Second Installment and $10,000 from the proceeds of the Third Installment. The special cash distribution shall be treated as a distribution pursuant to
Section 731 of the Code.

    10.3  Distributions Upon Dissolution

    (a) Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Partnership, the remaining assets of the Partnership shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Partnership taxable year, including adjustments to Capital Accounts pursuant to Sections 10.1(b) and 10.3(b). In the event that a General Partner or the Additional Limited Partner has a negative balance in its Capital Account following the liquidation of the Part-nership or such Partner's Interest, after taking into account all Capital Account adjustments for the Partnership taxable year in which such liquidation occurs, such Partner shall pay to the Partnership in cash an amount equal to the negative balance in such Partner's Capital Account. Such payment shall be made by the end of such taxable year (or, if later, within 90 days after the date of such liquidation) and shall, upon liquidation of the Partnership, be paid to recourse creditors of the Partnership or distributed to other Partners in accordance with the positive balances in their Capital Accounts.

    (b) With respect to assets distributed in kind to the Partners in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be profits and losses realized by the Partnership immediately prior to the liquidation or other distribution event; and (ii) such profits and losses shall be allocated to the Partners in accordance with Section 10.1(b), and any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 10.3(b), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing (but subject to Section 7701(g) of the Code), and the Partnership's adjusted basis for such assets as determined under Regulation Section 1.704-1(b). This
Section 10.3(b) is merely intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this Section 10.3(b) or elsewhere herein is intended to treat or cause such distributions to be treated as sales for value. The fair market value of such assets shall be determined by an appraiser to be selected by the General Partners with the Consent of the Investment Limited Partner.

    10.4  Special Provisions

    (a) Except as otherwise provided in this Agreement, all profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures, tax credits and cash distributions shared by a class of Partners shall be shared by each such Partner in such class in the ratio of such Partner's paid-in Capital Contribution to the paid-in Class Contribution of the class of Partners of which such Partner is a member.

    (b)  Notwithstanding the foregoing provisions of this Article X:

    (i) If (a) the Partnership incurs recourse obligations or Partner Non-Recourse Debt (including, without limitation, Subordinated Loans) or
(b) the Partnership incurs losses from extraordinary events which are not recovered from insurance or otherwise (collectively "Recourse Obligations") in respect of any Partnership taxable year, then the calculation and allocation of profits and losses shall be adjusted as follows: first, an amount of deductions attributable to the Recourse Obligations shall be allocated to the General Partners; and second, the balance of such deductions shall be allocated as provided in Section 10.1(a).

    (ii) If any profit arises from the sale or other disposition of any Partnership asset which shall be treated as ordinary income under the depreciation recapture provisions of the Code, then the full amount of such ordinary income shall be allocated among the Partners in the proportions that the Partnership deductions from the depreciation giving rise to such recapture were actually allocated. In the event that subsequently-enacted provisions of the Code result in other recapture income, no allocation of such recapture income shall be made to any Partner who has not received the benefit of those items giving rise to such other recapture income.

    (iii) If the Partnership shall receive any purchase money indebtedness in partial payment of the purchase price of the Apartment Complex and such indebtedness is distributed to the Partners pursuant to the provisions of
Section 10.2(b) or Section 10.3, the distributions of the cash portion of such purchase price and the principal amount of such purchase money indebtedness hereunder shall be allocated among the Partners in the following manner: On the basis of the sum of the principal amount of the purchase money indebtedness and cash payments received on the sale (net of amounts required to pay Partnership obligations and fund reasonable reserves), there shall be calculated the percentage of the total net proceeds distributable to each class of Partners based on Section 10.2(b) or Section 10.3, as applicable, treating cash payments and purchase money indebtedness principal inter-changeably for this purpose, and the respective classes shall receive such respective percentages of the net cash purchase price and purchase money principal. Payments on such purchase money indebtedness retained by the Partnership shall be distributed in accordance with the respective portions of principal allocated to the respective classes of Partners in accordance with the preceding sentence, and if any such purchase money indebtedness shall be sold, the sale proceeds shall be allocated in the same proportion.

    (iv) Income, gain, loss and deduction with respect to any asset which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704-1(b) and its basis computed for federal income tax purposes shall be shared among the Partners so as to take account of such variation in a manner consistent with the principles of Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

    (v) The terms "profits" and "losses" used in this Agreement shall mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Partnership and computed in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). Profits and losses for federal income tax purposes shall be allocated in the same manner as set forth in this
Article X, except as provided in Section 10.4(b)(iv).

    (vi) If there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner will be allocated items of income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain during the year, before any other allocation of Partnership items for such taxable year. A Partner shall not be subject to this mandatory allocation of income or gain to the extent that any of the exceptions provided in Treasury Regulation Section 1.704-2(f)(2)-(5) applies. All allocations pursuant to this Section 10.4(b)(vi) shall be in accordance with Treasury Regulation Section 1.704-2(f). This provision is a "minimum gain chargeback" within the meaning of Treasury Regulation 1.704-2(f) and shall be construed so as to be interpreted as such.

    (vii) If there is a net decrease in Partner Non-Recourse Debt Minimum Gain during a Partnership taxable year, then each Partner with a share of the minimum gain attributable to such debt at the beginning of such year will be allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Non-Recourse Debt Minimum Gain during the year. A Partner is not subject to this Partner Non-Recourse Debt Minimum Gain chargeback to the extent that any of the exceptions provided in Treasury Regulation Section 1.704-2(h)(4) applied consistently with Treasury Regulation Section 1.704-2(f)(2)-(5) applies. Such allocations shall be made in a manner consistent with the requirements of Treasury Regulation Section 1.704-2(i)(4) under
Section 704 of the Code.

    (viii) If a Limited Partner unexpectedly receives (a) an allocation of loss or deduction or expenditures described in Section 705(a)(2)(B) of the Code made (1) pursuant to Section 704(e)(2) of the Code to a donee of an Interest, (2) pursuant to Section 706(d) of the Code as the result of a change in any Partner's Interest, or (3) pursuant to Regulation
Section 1.751-1(b)(2)(ii) as a result of a distribution by the Partnership of unrealized receivables or inventory items or (b) a distribution, and such allocation and/or distribution would cause the negative balance in such Partner's Capital Account to exceed (i) such Partner's share of Partnership Minimum Gain plus (ii) the amount of such Partner's obligation, if any, to restore a negative balance in such Partner's Capital Account plus (iii) such Partner's share of Partner Non-Recourse Debt Minimum Gain with respect to which such Partner or a Related Person to such Partner bears the Economic Risk of Loss, then such Partner shall be allocated items of income and gain in an amount and manner sufficient to eliminate such negative balance as quickly as possible. For purposes of this Section 10.4(b)(viii), a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

    (ix) In the event that any fee payable to any General Partner or any Affiliate thereof shall instead be determined to be a non-deductible, non-capitalizable distribution from the Partnership to a Partner for federal income tax purposes, then there shall be allocated to such General Partner an amount of gross income equal to the amount of such distribution.

    (x) In applying the provisions of Article X with respect to distri-butions and allocations, the following ordering of priorities shall apply:

    (1) Capital Accounts shall be deemed to be reduced by Qualified Income Offset Items.

    (2) Capital Accounts shall be reduced by distributions of Cash Flow under Section 10.2(a).

    (3) Capital Accounts shall be reduced by distributions from Capital Transactions under Section 10.2(b).

    (4) Capital Accounts shall be increased by any minimum gain chargeback under Section 10.4(b)(vi) or 10.4(b)(vii).

    (5) Capital Accounts shall be increased by any qualified income offset under Section 10.4(b)(viii).

    (6) Capital Accounts shall be increased by allocations of profits under
Section 10.1(a).

    (7) Capital Accounts shall be reduced by allocations of losses under
Section 10.1(a).

    (8) Capital Accounts shall be reduced by allocations of losses under
Section 10.1(b).

    (9) Capital Accounts shall be increased by allocations of profits under
Section 10.1(b).

    (xi) To the maximum extent permitted under the Code, allocations of profits and losses shall be modified so that the Partners' Capital Accounts reflect the amounts they would have reflected if adjustments required by Sections 10.4(b)(vi), 10.4(b)(vii) and 10.4(b)(viii) had not occurred.

    10.5 Authority of the General Partners to Vary Allocations to Preserve and Protect the Partners' Intent

    (a) It is the intent of the Partners that each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (and items thereof) shall be determined and allocated in accordance with this Agreement to the fullest extent permitted by Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Agreement, the General Partners are hereby authorized and directed to allocate profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (and items thereof) arising in any year differently than otherwise provided for in this Agreement to the extent that allocating profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures or credits (or any item thereof) in the manner provided for herein would cause the determinations and allocations of each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures or credits (or any item thereof) not to be permitted by Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Section 10.5 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement, and no amendment of this Agreement or approval of any Partner shall be required.

    (b) In making any allocation (the "New Allocation") under Sec-tion 10.5(a), the General Partners are authorized to act only after having been advised in writing by the Tax Accountants that, under Section 704(b) of the Code, (i) the New Allocation is necessary, and (ii) the New Allocation is the minimum modification of the allocations otherwise provided for in this Agreement necessary in order to assure that, either in the then-current year or in any preceding year, each Partner's distributive share of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (or any item thereof) is determined and allocated in accordance with this Agreement to the fullest extent permitted by Section 704(b) of the Code and the Treasury Regulations thereunder.

    (c) If the General Partners are required by Section 10.5(a) to make any New Allocation in a manner less favorable to the Limited Partners than is otherwise provided for herein, then the General Partners are authorized and directed, only after having been advised in writing by the Tax Accountants that such an allocation is permitted by Section 704(b) of the Code, to allo-cate profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (and any item thereof) arising in later years in such manner so as to bring the allocations of profits, tax-exempt income, losses, non-deductible non-capitalizable expenditures and credits (and each item thereof) to the Limited Partners as nearly as possible to the allocations thereof otherwise contemplated by this Agreement.

    (d) New Allocations made by the General Partners under Section 10.5(a) and Section 10.5(c) in reliance upon the advice of the Tax Accountants shall be deemed to be made pursuant to the fiduciary obligation of the General Part-ners to the Partnership and the Limited Partners, and no such allocation shall give rise to any claim or cause of action by any Limited Partner.


ARTICLE XI

Management Agent

    A. Subject to Article XI.C., the General Partners shall have the exclusive right to engage the Management Agent (which may be a General Partner or an Affiliate thereof if approved by each Agency and each Lender whose approval is required) to manage the Apartment Complex pursuant to the Management Agreement. The Management Agent shall receive a Management Fee of those amounts payable from time to time by the Partnership to the Management Agent for management services in accordance with a management contract approved by each Agency and each Lender whose approval is required or, if the amount of the Management Fee is not subject to Agency regulation or Lender approval, in accordance with a reasonable and competitive fee arrangement, but in no event shall the Management Fee exceed eight per cent (8%) of the gross rental income from the Apartment Complex without the Consent of the Investment Limited Partner. From and after the Admission Date, the Partnership shall not enter into any Management Agreement or modify or extend any Management Agreement unless (i) the General Partners shall have obtained the prior written consent of the Special Limited Partner to the identity of the Management Agent and the terms of the Management Agreement or the modification or extension thereof and (ii) such new Management Agreement or modified or extended Management Agreement has a term which does not exceed one year and provides that it is terminable by the Partnership on thirty (30) days' notice by the Partnership in the event of any change in the identity of the General Partners.

    B.   Notwithstanding the foregoing, however, should the Investment
General Partner or an Affiliate thereof perform property management services for the Partnership, property management, rent-up or leasing fees shall be paid to the Investment General Partner or such Affiliate only for services actually rendered and shall be in an amount equal to the lesser of (i) fees competitive in price and terms with those of non-affiliated Persons rendering comparable services in the locality where the Apartment Complex is located and which could reasonably be available to the Partnership, or (ii) 5% of the gross revenues of the Apartment Complex. No duplicate property management fees shall be paid to any Person.

    C. If (i) the Management Agent is a General Partner or an Affiliate of a General Partner, and the Apartment Complex shall be subject to a substantial building code violation which shall not have been cured within six months after notice from the applicable governmental agency or department, or
(ii) an Event of Bankruptcy shall occur with respect to the Management Agent, or (iii) the Management Agent shall commit willful misconduct or gross negligence in its conduct of its duties and obligations under the Management Agreement, or (iv) there is any change in the identity of the General Partners, or (v) the Management Agent is cited by any governmental agency, including any Tax Credit monitoring or compliance agency of the State, for a violation or alleged violation of any applicable rules, regulations or requirements, including, but not limited to, non-compliance with the Minimum Set-Aside Test, the Rent Restriction Test or any other Tax Credit-related provision, then, upon request by the Special Limited Partner and subject to Agency approval, if required, the General Partners must cause the Partnership to promptly terminate the Management Agreement with the Management Agent and appoint a new Management Agent selected by the Special Limited Partner, which new Management Agent shall not be an Affiliate of a General Partner. Each General Partner hereby grants to the Special Limited Partner an irrevocable (to the extent permitted by applicable law) power of attorney coupled with an interest to take any action and to execute and deliver any and all documents and instruments on behalf of such General Partner and the Partnership as the Special Limited Partner may deem to be necessary or appropriate in order to effectuate the provisions of this Article XI.C. Subject to Agency and Lender approval, if required, the Partnership shall not enter into any future management arrangement unless such arrangement is terminable upon the occurrence of the events described in this Article XI.

    D. The General Partners shall have the duty to manage the Apartment Complex during any period when there is no Management Agent.

    E. This Article XI is subject to all restrictions and limitations set forth in Section 13.8.

ARTICLE XII

Books and Records, Accounting, Tax Elections, Etc.

    12.1  Books and Records

    The Partnership shall maintain all books and records which are required under the Uniform Act or by any governmental agency having jurisdiction and may maintain such other books and records as the General Partners in their discretion deem advisable. Every Limited Partner, or its duly authorized representatives, shall at all times have access to the records of the Partnership at the principal office of the Partnership at any and all reasonable times, and may inspect and copy any of such records. A list of the names and addresses of all of the Limited Partners shall be maintained as part of the books and records of the Partnership and shall be mailed to any Limited Partner upon request. A reasonable charge for copy work may be charged by the Partnership.

    12.2  Bank Accounts

    The bank accounts of the Partnership shall be maintained in the Partnership's name with such financial institutions as the General Partners shall determine. Withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partners may determine. All deposits (including security deposits and other funds required to be escrowed by any Lender) and other funds not needed in the operation of the business shall be deposited, if required by applicable law and to the extent permitted by applicable Agency or Mortgage requirements and applicable State law, in interest-bearing accounts or invested in United States Government obligations maturing within one year. The General Partners shall not be obligated to maximize the interest rates received on Partnership funds.

    12.3  Accountants and Auditors

    (a) The Accountants shall prepare, for execution by the General Partners, all tax returns of the Partnership. Prior to the filing of the Partnership tax returns, and in no event later than February 15th of each year, the Accountants shall deliver the tax returns for such year to the Tax Accountants for their review and comment. If a dispute arises between the Accountants and the Tax Accountants over the proper preparation of the tax returns and such dispute cannot be resolved by March 1 of such year, then the Tax Accountants shall make the final decision on whether any changes are necessary. The Partnership shall reimburse BCAMLP for all costs and expenses paid to the Tax Accountants for the aforementioned services arising as a result of such a dispute.

    (b) The Auditors (who may also be the Accountants) shall audit and certify all annual financial reports to the Partners in accordance with generally accepted auditing standards.

    (c)  If the Partnership fails to fulfill any of its obligations under
Section 12.7(a)(i) and/or Section 12.7(a)(ii) within the time periods set forth therein, at any time thereafter upon notice from the Special Limited Partner that a change in the identity of the Auditors is desired, the General Partners, on behalf of the Partnership, shall promptly terminate the Partnership's engagement of the Auditors, and the prior written consent of the Special Limited Partner must be received to the appointment of replacement Auditors. If no such consent is received to the appointment of replacement Auditors within thirty (30) days of the notice from the Special Limited Partner to replace the Auditors, then the Special Limited Partner shall appoint replacement Auditors of its own choosing, the cost of which shall be borne by the Partnership as a Partnership expense. All Partners hereby grant to the Special Limited Partner a special power of attorney, irrevocable to the extent permitted by law, coupled with an interest, to so appoint replacement Auditors and to do anything else which in the view of the Special Limited Partner may be necessary or appropriate to accomplish the purposes of this
Section 12.3(c).

    12.4  Cost Recovery and Elections

    (a) With respect to all depreciable assets for which cost recovery deductions are permitted, the Partnership shall elect to use, so far as per-mitted by the provisions of the Code, accelerated cost recovery methods. However, the Partnership may change to another method of cost recovery if such other method is, in the opinion of the Auditors, more advantageous to the Investment Limited Partner and the limited partners and/or holders of beneficial assignee certificates thereof. Notwithstanding the foregoing, however, unless the Consent of the Investment Limited Partner is received permitting a different cost recovery schedule, the Partnership shall depreciate its personal and real property utilizing the alternative depreciation system of Section 168(g)(2) of the Code.

    (b) Subject to the provisions of Section 12.5, all other elections required or permitted to be made by the Partnership under the Code shall be made by the General Partners in such manner as will, in the opinion of the Accountants, be most advantageous to the Investment Limited Partner and the limited partners and/or holders of beneficial assignee certificates thereof.

    12.5  Special Basis Adjustments

    In the event of a transfer of all or any part of the Interest of the Investment Limited Partner or a transfer of all or any part of an interest of a partner and/or a holder of beneficial assignee certificate of the Investment Limited Partner, the Partnership shall elect, upon the request of the Investment Limited Partner, pursuant to Section 754 of the Code, to adjust the basis of the Partnership property. Any adjustments made pursuant to said
Section 754 shall affect only the successor in interest to the transferring Partner or partner and/or a holder of beneficial assignee certificate thereof. Each Partner will furnish the Partnership all information necessary to give effect to such election.

    12.6  Fiscal Year

    The fiscal and tax year of the Partnership shall be the calendar year. The books of the Partnership shall be kept on an accrual basis.

    12.7  Information to Partners

    (a) The General Partners shall cause to be prepared and distributed to all Persons who were Partners at any time during a fiscal year of the Part-nership:

    (i) Within forty-six (46) days after the end of each fiscal year of the Partnership, (A) a balance sheet as of the end of such fiscal year, a statement of income, a statement of partners' equity, and a statement of cash flows, each for the year then ended, all of which, except the Cash Flow statement, shall be prepared in accordance with generally accepted accounting principles and accompanied by a report of the Auditors containing an opinion of the Auditors, and (B) a report of the activities of the Partnership during the period covered by the report. With respect to any distribution to the Investment Limited Partner, the report called for shall separately identify distributions from (1) Cash Flow from operations during the period, (2) Cash Flow from operations during a prior period which had been held as reserves,
(3) proceeds from disposition of property and investments, (4) lease payments on net leases with builders and sellers, (5) reserves from the gross proceeds of the Capital Contribution of the Investment Limited Partner, (6) borrowed monies, and (7) transactions outside of the ordinary course of business with a description thereof.

    (ii) Within forty-five (45) days after the end of each fiscal year of the Partnership, all information which is necessary, in view of the Tax Accountants, for the preparation of the Limited Partners' federal income tax returns.

    (iii) Within forty-five (45) days after the end of each quarter of a fiscal year of the Partnership, a report containing:

    (A)  a balance sheet, which may be unaudited;

    (B) a statement of income and expenses for the quarter then ended, which may be unaudited, in the form specified by BCAMLP;

    (C) a statement of cash flows for the quarter then ended, which may be unaudited;

    (D) a low-income housing credit monitoring form, rent rolls and occupancy/rental report in the form specified by BCAMLP; and

    (E) all other information which would be pertinent to a reasonable investor regarding the Partnership and its activities during the quarter covered by the report.

    (iv) Within the latest of (a) forty-five (45) days after the end of each fiscal year of the Partnership or (b) within two (2) weeks of receipt by the Partnership from MHDC, a copy of the annual report on Form(s) 8609 to be filed with the United States Treasury concerning the status of the Apartment Complex as low-income housing and, if required, a certificate to the appropriate state agency concerning the same and any reports filed in connection with the compliance monitoring conducted by MHDC on behalf of the State.

    (b) Upon the written request of the Investment Limited Partner for further information with respect to any matter covered in item (a) above, the General Partners shall furnish such information within thirty (30) days of receipt of such request to the extent that the General Partners possess the information or can acquire it without unreasonable effort or expense.

    (c) Prior to October 15 of each year, the Partnership shall send to the Investment Limited Partner an estimate of the Investment Limited Partner's share of the tax credits, profits and losses of the Partnership for federal income tax purposes for the current fiscal year. Such estimate shall be pre-pared by the General Partners and the Auditors.

    (d) Within ninety (90) days after the end of each fiscal year of the Partnership, the General Partners shall provide to the Limited Partners:

    (i) a certification from the General Partners that (A) all Mortgage payments payable and all taxes and insurance with respect to the Apartment Complex are current as of the date of the year-end report,
(B) there is no default under the Project Documents or this Agreement, or if there is any such default, a detailed description thereof, and
(C) there is no building, health or fire code violation or similar violation of a governmental law, ordinance or regulation against the Apartment Complex or, if there is any such violation, a detailed description thereof; and

    (ii) a descriptive statement of all transactions during the fiscal year between the Partnership and General Partners or any Affiliate thereof, including the nature of the transaction and the payments involved.


    (e)  Within 15 days after the end of any calendar quarter during which:

    (i) there is a material default by the Partnership under the Project Documents or in payment of any mortgage, taxes, interest or other obligation on secured or unsecured debt,

    (ii) any reserve has been reduced or terminated by application of funds therein for purposes materially different from those for which such reserve was established,

    (iii) any General Partner has received any notice of a material fact which may substantially affect further distributions, or

    (iv) any Partner has pledged or collateralized its Interest in the Partnership,

the General Partners shall send the Limited Partners a detailed report of such event.

    (f) After the Admission Date, the Partnership shall send to the Investment Limited Partner, on or before the tenth day of each month, the monthly housing credit monitoring form in a form prescribed by BCAMLP, as well as copies of all applicable periodic reports covering the status of project operations from the previous period, as may be required by MHDC.

    (g) On or before ninety (90) days after the expiration of each fiscal year of a General Partner, such General Partner shall send to the Investment Limited Partner copies of the balance sheet and income statement of such General Partner for such fiscal year, which financial statements shall be audited by an independent certified public accountant.

    (h) The General Partner shall cause the Partnership to send to the Investment Limited Partner a copy of each Mortgage draw requisition and any notification or correspondence from any Lender indicating that any such draw will not be paid as requisitioned. Promptly upon receipt, the Partnership shall send to the Investment Limited Partner copies of all documents evidencing any "carryover allocation" pursuant to Section 42(h)(1)(E) of the Code and the Form(s) 8609 evidencing the Tax Credit allocation. Promptly after Permanent Mortgage Commencement, the General Partners shall send to BCAMLP closing binders containing photocopies of the fully-executed versions of all documents signed in connection with the Mortgages. The General Partners hereby consent to any governmental agency's providing BCAMLP with copies of all material communications between any such office and the General Partners and/or the Partnership, including, but not limited to, any notices of default. From and after any date upon which the General Partners receive notice from the Investment Limited Partner that the Investment Limited Partner would like copies of the monthly rent rolls for the Apartment Complex to be sent to BCAMLP, the General Partners shall send copies of the rent rolls to BCAMLP no later than ten (10) days after the expiration of each month.

    (i) If the earlier of (A) the Completion Date or (B) the date upon which tenants first occupied apartment units in the Apartment Complex shall have occurred six months or more prior to the date upon which the Investment Limited Partner acquired its Interest in the Partnership, then the General Partners shall cause to be prepared and delivered to the Investment Limited Partner within 60 days of the Admission Date the following items:

    (i) An unaudited statement of income of the Partnership for the year (or such shorter period as there may be from the date of the most recent audited statement of income of the Partnership) ended on the date upon which the Investment Limited Partner acquired its Interest in the Partnership; and

    (ii) An audited statement of income of the Partnership for any fiscal year of the Partnership ending between (A) the earlier of (1) the Completion Date or (2) the date upon which tenants first occupied apartment units in the Apartment Complex and (B) the date upon which the Investment Limited Partner acquired its Interest in the Partnership.

    (j) If the General Partners do not cause the Partnership to fulfill its obligations under Section 12.7(a)(i) and/or Section 12.7(a)(ii) within forty-six (46) days after the end of any fiscal year of the Partnership, the General Partners shall pay as damages the sum of $100 per day to the Investment Limited Partner until such obligations shall have been fulfilled; provided, however, that the Investment Limited Partner may waive any such monetary penalty if the failure of the Partnership to fulfill its reporting obligations is attributable to force majeure. Such damages shall be paid forthwith by the General Partners, and failure to so pay shall constitute a material default of the General Partners hereunder. In addition, if the General Partners shall so fail to pay, the General Partners shall forthwith cease to be entitled to the Annual Partnership Management Fee, the Management Incentive Fee and to the payment of any Cash Flow or Capital Transaction proceeds to which they may otherwise be entitled hereunder. Such payments of the Annual Partnership Management Fee, Cash Flow and Capital Transaction proceeds shall be restored only upon the payment of such damages in full, and any amount of such damages not so paid shall be deducted against payments of the Annual Partnership Management Fee, the Management Incentive Fee, Cash Flow and Capital Transaction proceeds otherwise due to the General Partners.

    12.8  Expenses of the Partnership

    (a) All expenses of the Partnership shall be billed directly to and paid by the Partnership.

    (b)  Except in extraordinary circumstances, neither the Investment
General Partner nor any Affiliate thereof shall be permitted to contract or otherwise deal with the Partnership for the sale of goods or services or the lending of money to the Partnership or the General Partners, except for (i) management services, subject to the restrictions set forth in Article XI.B.,
(ii) loans made by, or guaranteed by, the Investment General Partner or any of its Affiliates, and (iii) those dealings, contracts or provision of services described in the Investment Partnership Agreement or the Prospectus. Extraordinary circumstances shall only be presumed to exist where there is an emergency situation requiring immediate action and the services required are not immediately available from unaffiliated parties. All services rendered under such circumstances must be rendered pursuant to a written contract which must contain a clause allowing termination without penalty on sixty (60) days' notice. Goods and services provided under such circumstances must be provided at the lesser of actual cost or the price charged for such goods or services by independent parties.

    (c) In the event extraordinary circumstances arise, the Investment General Partner and its Affiliates may provide construction services in connection with the Apartment Complex. Neither the Investment General Partner nor any of its Affiliates shall provide such services unless it believes it has adequate staff to do so and unless such provision of goods and construction services is part of its ordinary and ongoing business in which it has previously engaged, independent of the activities of the Investment Limited Partner. Any such services must be reasonable for and necessary to the Investment Limited Partner, actually furnished to the Investment Limited Partner, and provided at the lower of 10% of the construction contract rate with respect to the Apartment Complex or 90% of the competitive price charged for such services by independent parties for comparable goods and services in the same geographic location (except that in the case of transfer agent, custodial and similar banking-type fees, and insurance fees, the compensation, price or fee shall be at the lesser of costs or the compensation, price or fee of any other Person rendering comparable services as aforesaid). Cost of services as used herein means the pro rate cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services or other method of allocation acceptable to the accountants for the Investment Limited Partner.

    (d) All services provided by the Investment General Partner or any Affiliate thereof pursuant to Section 12.8(c) must be rendered pursuant to the Investment Partnership Agreement or a written contract which precisely describes the services to be rendered and all compensation to be paid and shall contain a clause allowing termination without penalty upon sixty (60) days' notice to the Investment General Partner by a vote of a majority in interest of the limited partners and assignees of beneficial interests in the Investment Limited Partner.

    (e) No compensation or fees may be paid by the Partnership to the Investment General Partner or its Affiliates except as described in the Investment Partnership Agreement or in the Prospectus.

ARTICLE XIII

General Provisions

    13.1  Restrictions by Reason of Section 708 of the Code

    No Disposition may be made if the Interest sought to be Disposed of, when added to the total of all other Interests Disposed of within the period of twelve consecutive months prior to the proposed date of the Disposition, could, in the opinion of tax counsel to the Partnership, result in the ter-mination of the Partnership under Section 708 of the Code. This Section 13.1 shall have no application to any required repurchase of the Investment Limited Partner's Interest. Any Disposition in contravention of any of the provisions of this Section 13.1 shall be void ab initio and ineffectual and shall not bind or be recognized by the Partnership. Notwithstanding the foregoing provisions of this Section 13.1, however, the Investment Limited Partner may waive the provisions of this Section 13.1 at any time as to a Disposition or series of Dispositions, and in the event of such a waiver, this Section 13.1 shall have no force or effect upon such Disposition or series of Dispositions.

    13.2  Amendments to Certificate

    Within 120 days after the end of any fiscal year in which the Investment Limited Partner shall have received any distributions under Article X, the General Partners shall file an amendment to the Certificate reducing by the amount of its allocable share of such distribution the amount of Capital Con-tribution of the Investment Limited Partner as stated in the last previous amendment to the Certificate. However, Schedule A shall not be amended on account of any such distribution.

    The Partnership shall amend the Certificate at least once each calendar quarter to effect the substitution of substituted Limited Partners, although the General Partners may elect to do so more frequently. In the case of assignments, where the assignee does not become a Substituted Limited Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and all documen-tation required in connection therewith hereunder.

    Notwithstanding the foregoing provisions of this Section 13.2, no such amendments to the Certificate need be filed by the General Partners if the Certificate is not required to and does not identify the Limited Partners or their Capital Contributions in such capacity.

    13.3  Notices

    Any notice called for under this Agreement shall be in writing and shall be deemed adequately given if actually delivered or if sent by registered or certified mail, postage prepaid, to the party for whom such notice is intended at such party's last address of record on the Partnership books. Notice shall be deemed received upon actual receipt or, if receipt shall be refused, upon refusal.

    13.4  Word Meanings

    The words such as "herein," "hereinafter," "hereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. References to "Sections" and "Articles" refer to Sections and Articles of this Agreement, unless otherwise specified. References to any Treasury Regulations (permanent or temporary) or Revenue Procedures shall include any successor provisions.

    13.5  Binding Effect

    The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

    13.6  Applicable Law

    This Agreement shall be construed and enforced in accordance with the laws of the State.

    13.7  Counterparts

    This Agreement may be executed in several counterparts and all so exe-cuted shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart.



    13.8  Financing Regulations

    So long as any of the Project Documents are in effect, (a) each of the provisions of this Agreement shall be subject to, and the General Partners covenant to act in accordance with, the Project Documents; (b) the Project Documents shall govern the rights and obligations of the Partners, their heirs, executors, administrators, successors and assigns to the extent expressly provided therein; (c) upon any dissolution of the Partnership or any transfer of the Apartment Complex, no title or right to the possession and control of the Apartment Complex and no right to collect the rent therefrom shall pass to any Person who is not, or does not become, bound by the Project Documents in a manner satisfactory to each Agency; (d) no amendment to any provision of the Project Documents shall become effective without the prior written consent of each Agency (if required); and (e) the affairs of the Partnership shall be subject to Agency regulation, and no action shall be taken which would require the consent or approval of any Agency unless the prior consent or approval of such Agency shall have been obtained. No new Partner shall be admitted to the Partnership, and no Partner shall withdraw from the Partnership or be substituted for without the consent of each Agency (if such consent is then required). No amendment to this Agreement relating to matters governed by Agency regulations or requirements shall become effective until the prior written consent of each Agency (if required) to such amendment shall have been obtained.

    Any conveyance or transfer of title to all or any portion of the Apartment Complex required or permitted under this Agreement shall in all respects be subject to all conditions, approvals and other requirements of Agency rules and regulations applicable thereto.

    13.9  Separability of Provisions

    Each provision of this Agreement shall be considered separable and
(a) if for any reason any provision is determined to be invalid, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, or (b) if for any reason any provision would cause the Investment Limited Partner or the Missouri Limited Partner to be bound by the obligations of the Partnership (other than the rules and regulations of any Agency and the requirements of any Lender), such provision or provisions shall be deemed void and of no effect.

    13.10  Paragraph Titles

    All article and section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any article or section.

    13.11  Amendment Procedure

    This Agreement may be amended by the General Partners only with the Consent of the Investment Limited Partner and the prior written consent of the Special Limited Partner.

    13.12  Time of Admission

    Each of the Investment Limited Partner, the Missouri Limited Partner and the Special Limited Partner shall be deemed to have been admitted to the Partnership as of the Commencement Date for all purposes of this Agreement, including Article X; provided, however, that if regulations are issued under the Code or an amendment to the Code is adopted which would require, in the opinion of the Accountants, that the Investment Limited Partner, the Missouri Limited Partner and/or the Special Limited Partner be deemed admitted on a date other than as of the Commencement Date, then the General Partners shall select a permitted admission date which is most favorable to such Limited Partner(s).

    WITNESS the execution hereof under seal as of the 1st day of January, 1997.



ORIGINAL (WITHDRAWING)
LIMITED PARTNER:


/s/Timothy J. Butler
TIMOTHY J. BUTLER

GENERAL PARTNER:

MARY RYDER HOME

By:/s/Catherine A. Jones
    Catherine A. Jones, Assistant Director

MISSOURI LIMITED PARTNER:

MIDWEST CAPITAL CORPORATION


By: /s/Pat Bess
    Pat Bess, Vice President



INVESTMENT LIMITED PARTNER:

BOSTON CAPITAL TAX
CREDIT FUND IV L.P. (SERIES 25)

By: Boston Capital
    Associates IV L.P.,
    its general partner

    By:  C&M Associates d/b/a
         Boston Capital Associates, its general
         partner


    By:/s/Bonnie Kate Fox
         Bonnie Kate Fox,
         Attorney-In-Fact for
         John P. Manning,
         Partner

SPECIAL LIMITED PARTNER:

BCTC 94, INC.

By:  /s/Bonnie Kate Fox
     Bonnie Kate Fox, Attorney-In-
     Fact for John P. Manning,
     President




STATE OF MISSOURI       )
                                       ) SS.
CITY OF ST. LOUIS            )

    BEFORE ME, the undersigned Notary Public in and for said City and State, personally appeared the above-named Timothy J. Butler, known to me to be the person who executed the foregoing instrument and, being duly sworn, acknowledged that the statements therein are true and that he did sign the same as his free act and deed.

    WITNESS my hand and official seal this 31st day of January, 1997.


                             __________________________________
                             Notary Public

                             __________________________________
                             Name (Printed)

                             My Commission Expires:___________



STATE OF MISSOURI       )
                        ) SS.
CITY OF ST. LOUIS            )

    BEFORE ME, the undersigned Notary Public in and for said City and State, personally appeared the above-named Catherine A. Jones, known to me to be the Assistant Director, of Mary Ryder Home, who, being duly sworn, acknowledged that the statements therein are true and that she did sign the same as her free act and deed and that the same is the duly authorized free act and deed of Mary Ryder Home.

    WITNESS my hand and official seal this 31st day of January, 1997.


                             _________________________________
                             Notary Public

                             _________________________________
                             Name (Printed)

                             My Commission Expires:__________


STATE OF MISSOURI       )
                        ) SS.
COUNTY OF     BOONE          )

    BEFORE ME, the undersigned Notary Public in and for said County and State personally appeared the above-named Pat Bess, known to me to be the Vice President of Midwest Capital Corporation and the person who executed the foregoing instrument and who being duly sworn acknowledged that the statements therein are true and that she did sign the same as the duly authorized free act and deed of Midwest Capital Corporation.

    WITNESS my hand and official seal this 30th day of January, 1997.


                             _________________________________
                             Notary Public

                             _________________________________
                             Name (Printed)

                             My Commission Expires:__________



 COMMONWEALTH OF MASSACHUSETTS    )
                                  ) SS.
COUNTY OF SUFFOLK                 )

    BEFORE ME, the undersigned Notary Public in and for said County and Commonwealth, personally appeared the above-named Bonnie Kate Fox, as Attorney-In-Fact for John P. Manning, known to me to be a Partner of C&M Associates d/b/a Boston Capital Associates , the general partner of Boston Capital Associates IV L.P., which is the general partner of Boston Capital Tax Credit Fund IV L.P., who, being duly sworn, acknowledged that she did sign the foregoing instrument, that the statements therein contained are true and that the same is the duly authorized free act and deed of Boston Capital Tax Credit Fund IV L.P.

    WITNESS my hand and official seal this 30th day of January, 1997.


                             __________________________________
                             Notary Public

                             __________________________________
                             Name (Printed)

                             My Commission Expires: __________


COMMONWEALTH OF MASSACHUSETTS     )
                                  ) SS.
COUNTY OF SUFFOLK                 )

    BEFORE ME, the undersigned Notary Public in and for said County and Commonwealth, personally appeared the above-named Bonnie Kate Fox, Attorney-In-Fact for John P. Manning, known to me to be the President of BCTC 94, Inc., who, being duly sworn, acknowledged that she did sign the foregoing instrument, that the statements therein contained are true and that the same is the duly authorized free act and deed of BCTC 94, Inc.

    WITNESS my hand and seal this 30th day of January, 1997.

                             __________________________________
                             Notary Public

                             __________________________________
                             Name (Printed)

                             My Commission Expires: __________



M.R.H., L.P.
Schedule A
As of
January 1, 1997

                                    Total Agreed-To                     Paid-In
General Partner             Capital Contribution*         Capital Contribution*

Mary Ryder Home                    $1,622,647.00
$1,622,647.00
4361 Olive Street
St. Louis, MO 63108

Missouri Limited Partner

Midwest Capital Corporation  $277,327.00                        $138,664.00
11000 South Airport Drive
P.O. Box 7688
Building No. 1, South Wing
Columbia, MO 65205

Special Limited Partner

BCTC 94, Inc.                            $10.00                           $
10.00
c/o Boston Capital
  Partners, Inc.
One Boston Place
Boston, MA 02108-4406

Investment Limited Partner

Boston Capital Tax            $1,601,573.00                        $795,787.00
Credit Fund IV L.P.
(Series 25)
c/o Boston Capital
  Partners, Inc.
One Boston Place
Boston, MA 02108-4406

_________________
*Paid-In Capital Contribution as of the date of this Schedule A. Future Installments of Capital Contribution, if any, are subject to adjustment and are due at the times and subject to the conditions set forth in the Agreement to which this Schedule is attached. This Schedule A does not include contingent obligations to fund additional capital contributions, including but not limited to the obligations of the General Partners pursuant to Section 6.11.


M.R.H., L.P.


EXHIBIT A

LEGAL DESCRIPTION

The land is situated at 4361 Olive Street in the City of St. Louis, State of Missouri and is legally described as follows:


A tract of land in Block 4582 of the City of St. Louis being the same tract of land shown on the "LOT BOUNDARY ADJUSTMENT PLAT" recorded in Plat Book 66 page 48 of the City of St. Louis Records and being more particularly described as follows: Beginning at a point on the North line of Olive Street, 60 feet wide, distant 117.00 feet East of its intersection with the East line of Newstead Avenue, 60 feet wide; thence along a line parallel to the East line of Newstead Avenue North 30 degrees 50 minutes 30 seconds East a distance of
152.50 feet to the South line of an alley, 20 feet wide; thence along the South line of said alley South 59 degrees 12 minutes East a distance of 344.13 feet to a point distant 345.30 feet West of the West line of Pendleton Avenue, 60 feet wide; thence leaving said South line South 30 degrees 48 minutes West a distance of 152.50 feet to the North line of Olive Street; thence along the North line of Olive Street North 59 degrees 12 minutes West a distance of
344.25 feet to the point of beginning, containing 1.205 acres more or less.